Exhibit (p)(2)

CODE OF ETHICS

AND

COMPLIANCE

TRAINING

2022

TABLE OF CONTENTS

ITEM	TAB
Code of Ethics	1

Preferred Brokers List	2

Pre-Clearance and Holdings Matrix	3

Gifts and Business Entertainment Policy	4

Franklin Resources, Inc. Anti-Corruption Policy	5

Inside Information Policy	6

Outside Business Activity Policy	7

Political Contribution Policy	8

ITEM 1

CODE OF ETHICS

Brandywine Global Investment Management, LLC

CODE OF ETHICS

October 2020

TABLE OF CONTENTS

I.	Introduction		1
	A.	Individuals Covered by the Code	1
	B.	Other Codes of Ethics	1
	C.	Standards of Business Conduct	1
II.	Effecting Personal Securities Transactions		2
	A.	Prohibited Securities Transactions	2
	B.	Holdings Periods	3
	C.	Pre-Clearance Requirements	3
	D.	Exceptions to Pre-Clearance Requirements	4
	E.	Special Rules Governing Transaction in Reportable Funds	6

III.Acknowledgement, Disclosure of Accounts and

	Reporting of Holdings and Transactions		6
	A.	Acknowledgment of Receipt and Certification	6
	B.	Disclosure of Accounts	7
	C.	New Disclosable Accounts	7
	D.	Holdings and Transaction Reports	7
	E.	Exceptions to the Reporting Requirements	8
IV.	Code Administration and Enforcement		8
	A.	Duty to Report Code Violations	8
	B.	Exceptions to the Code	8
	C.	Sanctions	9
	D.	Availability of Reports	9
V.	Definitions		9

APPENDICIES

I.Introduction

A.Individuals Covered by the Code. This Code of Ethics ("Code")1 applies to all Brandywine Global Investment Management, LLC ("BGIM") employees, officers and directors; the employees, officers and directors of BGIM's foreign companies; as well as anyone else specifically designated and notified by the BGIM Chief Compliance Officer ("CCO"). All persons covered by the Code are referred to herein as "Access Persons". Temporary staff, consultants, and interns will be reviewed on a case-by-case basis by the CCO or designee to determine whether or not they will be deemed Access Persons.

B.Other Codes of Ethics. Members of the BGIM board of managers or other individuals who are Access Persons under the Code, but are employed principally by a Franklin Resources, Inc. ("FRI") affiliated entity are subject to, and monitored through the processes of, the code of ethics applicable to employees of that entity.

C.Standards of Business Conduct. This Code is based on the principle that BGIM owes a fiduciary duty to its clients, and that all Access Persons must therefore avoid activities, interests and relationships that may (i) present a conflict of interest, or the appearance of a conflict of interest, with BGIM's clients, or (ii) otherwise interfere with BGIM's ability to make decisions in the best interests of any of its clients. In particular, Access Persons must at all times comply with the following standards of business conduct:

1.Compliance with Applicable Law. Access Persons must understand and comply with their obligations under "Federal Securities Laws". Each Access Person is responsible to know, understand and follow the laws and regulations that apply to his or her responsibilities on behalf of BGIM.

2.Clients Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of clients. For example, an Access Person may not induce or cause a client to take action, or not take action, for the Access Person's personal benefit at the expense of a client's best interest.

3.Avoiding Taking Advantage. Access Persons may not use their knowledge of BGIM's investment activities or client portfolio holdings to profit from the market effect of such activities or to engage in short-term or other abusive trading in a "Reportable Fund". (The list of Reportable Funds is available on the Compliance & Legal intranet site).

4.Avoid Other Inappropriate Relationships or Activities. Access Persons should avoid relationships or activities that could call into question the Access Person's ability to exercise independent judgment in the best interests of BGIM's clients.

5.Investment Opportunities. Access Persons must offer any appropriate investment opportunities to the Firm's clients before they may take personal advantage of such opportunities.

1Unless defined when used, all capitalized terms used in this Code of Ethics are defined in Section V below.

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6.Avoid Undue Influence. Access Persons should not cause or attempt to cause client accounts to purchase, sell, or hold an investment in a manner calculated to create personal benefit to the Access Person.

7.Observe the Spirit of the Code. Doubtful situations should be resolved in favor of BGIM's clients. Technical compliance with the Code will not automatically insulate from scrutiny any personal securities transaction or other course of conduct that might indicate an abuse of these governing principles.

II.Effecting Personal Securities Transactions

A.Prohibited Securities Transactions. Access Persons are subject to the following restrictions on their personal trading activity.

1.Inside Information. Access Persons are prohibited from engaging in any transaction in a "Security" (or an "Equivalent Security") at a time when the Access Person is in possession of material non-public information (also referred to as "Inside Information") regarding the Security or the issuer of the Security. (A copy of the "Inside Information" policy addressing the procedures to follow when a BGIM employee may be in possession of such information can be found in the BGIM Compliance Policies and Procedures Manual (the "Manual") available on the Compliance intranet site).

2.Knowledge. Access Persons are prohibited from engaging in any transaction in a Security (or an Equivalent Security) requiring pre-clearance at a time when the Access Person has knowledge that BGIM has a pending order for, or is considering the purchase or sale of, the Security.

3.Pre-Clearance Required. Access Persons are prohibited from engaging in any

"Securities Transaction" without obtaining the appropriate pre-clearance as set forth in this Code (unless the transaction is subject to an exemption from pre-clearance as set forth in this Code).

4.Seven-Day Blackout. Access Persons are prohibited from engaging in any transaction in a Security (or an Equivalent Security) that requires pre-clearance within the seven calendar days prior to or following a purchase or sale of the same Security (or an Equivalent Security) in a client account.

5.Use of Preferred Brokers. Any new account in which a Securities Transaction can be effectuated must be opened at a "Preferred Broker". Any Access Person who maintains an account at a financial institution other than one of BGIM's Preferred Brokers is prohibited from engaging in more than 12 Securities Transactions per quarter. (A list of BGIM's Preferred Brokers is available on the Compliance intranet site).

6.Commodities and Futures Transactions. Access Persons effectuating commodities and futures transactions must do so through Interactive Brokers as this Preferred Broker

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has the ability to provide an automated feed for commodities and futures transactions.

7.Franklin Resources, Inc. Stock. Access Persons are prohibited from engaging in short sale transactions in Franklin Resources, Inc. (NYSE: BEN) securities and securities issued by any closed-end fund sponsored or advised by FRI subsidiaries. Equivalent Securities transactions, whether in the form of call or put options, swap transactions or other derivative transactions, that would result in an Access Person having a net short exposure to BEN securities (or any closed-end fund sponsored or advised by FRI subsidiaries) are also prohibited.

B.Holdings Periods. Access Persons are subject to the following limitations:

1.Any Reportable Fund sub-advised by Brandywine Global, including open-end and closed-end funds or ETFs, must be held for at least 60 calendar days.

2.There is no holdings period for transactions in any ETF, option on an ETF, ETN, option on an ETN, money market fund, or transactions involving futures on (i) commodities, (ii) indices, (iii) currencies, (iv) bonds, and (iv) interest rates described in Section II.D.3.

3.Any Security not specifically referenced above must be held for at least 30 calendar days unless selling at a loss.

C.Pre-Clearance Requirements

1.Protegent PTA Pre-Clearance. All Access Persons must submit Securities Transaction pre-clearance requests through "Protegent PTA". In the event that an Access Person is unable to access Protegent PTA, or Protegent PTA is otherwise unable to accommodate the pre-clearance request, requests for such pre-clearance shall be submitted to the CCO or designee on the "Personal Securities Transaction Request Form" (See Appendix A).

2.Transactions Requiring Special Pre-Clearance. Access Persons are prohibited from engaging in the following types of transactions without prior written approval.

a.Initial Public Offering ("IPO"). Access Persons are prohibited from acquiring a "Beneficial Interest" in a Security through an IPO without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the "IPO Pre-Approval Form" (See Appendix B).

b.Private Placement. Access Persons are prohibited from acquiring a Beneficial Interest in a Security through a "Private Placement" without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the "Private Placement Pre-Approval Form" (See Appendix C).

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c.BGIM Commingled Vehicles and Hedge Funds. Access Persons are prohibited from acquiring a Beneficial Interest in a commingled vehicle, hedge fund or other privately offered fund managed by BGIM without the prior written approval of the Compliance Department. Requests for such approval shall be submitted to the CCO on the "BGIM Private Fund Pre- Approval Form" (See Appendix D).

3.Length of Pre-Clearance Approval.

a.Authorization for a Securities Transaction is effective until the earliest of: (i) its revocation by the CCO or designee, (ii) the moment the Access Person learns that the information provided pursuant to the pre-clearance request is not accurate, or (iii) the end of the day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until midnight on that same Monday).

b.If the order for a Securities Transaction is not placed within that period, a new pre-clearance request must be approved before the Securities Transaction can be placed.

c.If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order or "good 'til cancelled" order), it is the responsibility of the Access Person to obtain a new pre-clearance approval.

4.De Minimis Transactions. Pre-clearance will generally be granted for a Securities Transaction (or series of Securities Transactions) that involves 1,000 shares or less of an equity security executed over a 30-day period if the issuer of the Security has a market capitalization of $5 billion or more. Under no circumstances may an Access Person enter into a Securities Transaction, even if de minimis as defined herein, if: (i) the Access Person is in possession of material non-public information regarding the Security or the issuer of the Security; (ii) the Access Person knows that BGIM is or may be considering a purchase or sale of such Security (or an Equivalent Security) on behalf of a client; (iii) the Access Person knows that BGIM is in the process of acquiring or selling that Security (or an Equivalent Security) on behalf of a client; or (iv) the transaction would violate the prohibition on short-term trading set forth above in Section II.B.

5.No Explanation Required for Refusals. An Access Person is not required to receive an explanation for a refusal to authorize any Securities Transaction.

D.Exceptions to Pre-Clearance Requirements. Notwithstanding the foregoing, the following types of Securities Transactions are exempt from pre-clearance:

1.Open-End Mutual Funds, ETFs and ETNs. Any purchase or sale of a Security issued by any registered open-end investment company (including a college savings plan established under Section 529(a) of the Internal Revenue Code known as a "Section 529 Plan"), shares issued by unit investment trusts that are invested exclusively in one or more

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unaffiliated U.S. open-end funds, any exchange-traded fund that invests in a broad-based index or sector, or any exchange-traded note linked to a market index or other benchmark. (While exempt from pre-clearance, however, transactions in Reportable Funds are subject to trading restrictions and must be reported, as set forth below).

2.Closed-End Mutual Funds. Any Securities Transaction involving closed end mutual funds unless it is advised or sub-advised by BGIM.

3.Certain Commodities and Futures Transactions: Any Securities Transaction involving futures on (i)

commodities, (ii) indices; (iii) the following currencies: Australian dollar, British pound sterling, Canadian dollar, Danish krone, Euro, Japanese yen, New Zealand dollar, Norwegian krone, Swedish krona, Swiss franc, United States dollar; or (iv) interest rates and bonds issued by the following countries: Belgium, Canada, France, Germany, Italy, Japan, Netherlands, Sweden, Switzerland, United Kingdom and the United States. Any Securities Transaction that results from a futures position being automatically "rolled" is also exempt from pre-clearance.

4."Managed Account" Transactions. Securities Transactions in which the Access Person has no direct or indirect influence or control over the account(s); no ability to exercise any investment discretion over the account(s); no ability to direct or suggest purchases or sales of investments in the account(s); no knowledge of, and is neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and has no right to intervene in the trustee or asset manager's decisions.

5.Certain Corporate Actions. Securities Transactions pursuant to the following types of corporate actions:

a.Any acquisition of a Security through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of the Security.

b.Any acquisition of a Security through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue.

c. Any disposition of a Security through a tender offer, mandatory call or other corporate action equally available to all holders of such Security (or class of Security).

6.Automatic Investment Plans. Any Securities Transaction pursuant to an "Automatic Investment Plan", except where such Plan has been overridden. For example, automatic purchases in an employee stock purchase plan do not require pre-clearance; however, sales of shares from an employee stock purchase plan do require pre- clearance as the instruction is an override of the plan by the Access Person.

7.Involuntary Options-Related Activity. Any acquisition or disposition of an underlying Security in connection with an option-related transaction that has previously received pre-clearance. For example, if an Access Person receives approval to write a covered

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call, and the call is later exercised, the pre-clearance requirements and trading restrictions of this Code are not applicable to the sale of the underlying Security.

8. Options on Broad-Based Indices, ETFs or ETNs. Any Securities Transaction involving options on broad-based indices, ETFs, or ETNs.

9.Other Exempt Transactions. Any Securities Transaction involving direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

E.Special Rules Governing Transactions in Reportable Funds

1.Market Timing in Reportable Funds. Access Persons are prohibited from using knowledge of the portfolio holdings of a Reportable Fund to engage in any short- term or other abusive trading strategy involving such Reportable Fund that may conflict with the best interests of the fund or its shareholders.

2.Exemptions. The following Securities Transactions involving Reportable Funds are exempt from the sixty-day holding period as set forth in Section II.B:

a.Money Market Funds. Securities Transactions in any Reportable Funds that are money market funds.

b.Managed Account Transactions. Securities Transactions in which the Access Person has no direct or indirect influence or control over the account(s); no ability to exercise any investment discretion over the account(s); no ability to direct or suggest purchases or sales of investments in the account(s); no knowledge of, and is neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and has no right to intervene in the trustee or asset manager's decisions.

c.Automatic Investment Plans. Securities Transactions in Reportable Funds pursuant to an Automatic Investment Plan, except where such Plan has been overridden.

III.Acknowledgement, Disclosure of Accounts and Reporting of Holdings and Transactions

A.Acknowledgment of Receipt and Certification. Within 10 calendar days of becoming an Access Person under this Code, each Access Person shall acknowledge that he or she has received and reviewed a copy of the Code. In addition, each Access Person shall acknowledge on such certification that he or she has received a copy and will abide by the terms of the current Manual. Such acknowledgment, certification and other reportable information, shall initially be provided on the "Acknowledgment of Receipt of Code of Ethics and Certification" (See Appendix E). Thereafter, no less frequently than annually, each Access Person shall give the same acknowledgement and certify that he or she has complied with all applicable provisions of the Code and will abide by the terms of the Manual. Such acknowledgement, certification and other reportable information shall be

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submitted through Protegent PTA.

B.Disclosure of Accounts. Within 10 calendar days of becoming an Access Person under this Code, each Access Person must disclose the existence of each account in which Securities Transactions can be effectuated and in which the Access Person has a Beneficial Interest (each a "Disclosable Account"). By way of example, Disclosable Accounts include, but are not limited to:

1.brokerage accounts held at a Preferred Broker;

2.brokerage accounts held at a non-Preferred Broker;

3.employee stock purchase plan accounts for the purchase of FRI (or other) securities (e.g., former employers or spouse's employer);

4.individual retirement accounts ("IRA");

5. 401(k) or 403(b) accounts (e.g., current 401(k), former employer 401(k), spouse's 401(k));

6.Automatic Investment Plan accounts;

7.Section 529 Plan accounts;

8.Managed Accounts;

9.accounts that hold only non-Reportable Funds and in which no other type of Security may be held ("Mutual Fund-Only Account");

10.accounts for the exercise of FRI (or other) stock options;

11.any of the foregoing accounts held by an "Immediate Family" member living in the same household as the Access Person.

C.New Disclosable Accounts. An Access Person wishing to open a new Disclosable Account must provide to the Compliance Department the information requested on the "Account Change Form" (See Appendix F).

D.Holdings and Transaction Reports

1.Initial and Annual Holdings Reports. Within 10 calendar days of becoming an Access Person, and annually thereafter, each Access Person must supply the Compliance Department with a list of all "Reportable Securities" in which the Access Person has a Beneficial Interest. ("Holdings Report"). The information in the Holdings Report must be current as of a date not more than 45 days prior to the individual's becoming an Access Person or, for annual reports, not more than 45 days prior to the date the annual Holdings Report is submitted.

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2.Quarterly Transaction Reports. Access Persons must report all Securities Transactions to the Compliance Department on a quarterly basis. In order to satisfy this obligation, an Access Person may either: (i) maintain his or her accounts at a Preferred Broker; (ii) arrange for the delivery of duplicate copies of confirmations or periodic account statements directly to the Compliance Department; or (iii) for Securities Transactions that do not otherwise appear on an account statement, report the Securities Transaction to the Compliance Department within 30 days after the end of the calendar quarter in which the transaction took place.

E.Exceptions to the Reporting Requirements. Notwithstanding the obligation to report all Securities Transactions to the Compliance Department on a quarterly basis, Access Persons are not required to provide duplicate copies of confirmations or periodic account statements, and need not report individual Securities Transactions, for the following types of accounts. However, the existence of such accounts must be disclosed in accordance with Section III.A., above, and copies of statements must be made available for review at the specific request of the CCO.

1.accounts held at a Preferred Broker;

2.FRI employee stock purchase plan accounts;-

3.FRI stock option accounts;

4.FRI 401(k) accounts;

5.other 401(k), 403(b) and Section 529 accounts if these accounts can only hold Mutual Funds that are not Reportable Funds;

6.Automatic Investment Plan accounts;

7.Managed Accounts; and

8.Mutual Fund-Only Accounts.

IV.	Code Administration and Enforcement

A.Duty to Report Code Violations. It is the responsibility of all Access Persons to report promptly any suspected or actual violation of this Code to the CCO, the Compliance Committee or any member of the Compliance Committee or Compliance Department. Such reports may be oral or in writing, need not be signed and may be anonymous. BGIM will not retaliate or allow its Access Persons to retaliate against any Access Person who, in good faith, reports a suspected violation of the Code.

B.Exceptions to the Code. Unless otherwise noted herein, exceptions to the limitations set forth in this Code may only be granted by the CCO (or designee) in such circumstances as the CCO (or designee) concludes are appropriate and pursuant to such conditions as the CCO (or designee) determines are necessary. Such exceptions will only be granted if the CCO (or designee) concludes that the contemplated action does not pose a material conflict of interest of

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the nature sought to be mitigated or eliminated by this Code. Without limiting the generality of the foregoing, the CCO (or designee) will review each trade restricted by the seven-day blackout period set forth in Section II.A.4 above and make a determination as to whether to grant a waiver from the seven-day restriction for such trade based on the standards set forth in this Section IV.B.

C.Sanctions. The Compliance Committee may impose sanctions or take other action against an Access Person who violates this Code. Possible sanctions or actions may include, but are not limited to, written warning, letter of reprimand, suspension of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment. In the event that the Compliance Committee requires forfeiture of profits from an improper Securities Transaction, the Compliance Committee shall compute the amount of any profit to be forfeited and may require donation of the forfeited amount to a charitable organization of the Compliance Committee's choosing. Such donations shall not result in any net tax benefit to the Access Person.

D.Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to: (a) the Compliance Department, (b) the Compliance Committee,

(c)the Access Person's department manager, (d) the BGIM Board of Managers, (e) parent company employees, examiners, or auditors, (f) the chief compliance officer or board of directors of any Reportable Fund, (g) any attorney or agent of the foregoing or of a Reportable Fund, (h) any party to which any investigation is referred by any of the foregoing,

(i)the Securities and Exchange Commission, (j) any self-regulatory organization governing the activity involved, (k) any state regulatory authority, or (l) any federal or state criminal authority.

V.Definitions

When used in the Code, the following terms have the meanings set forth below:

"Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

"Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Security.

An Access Person is deemed to have a Beneficial Interest in the following:

1.any Security owned individually by the Access Person;

2.any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

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3.any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

a.the Security is held in an account over which the Access Person has decision making authority or otherwise influences and controls (for example, the Access Person acts as trustee, executor, or guardian); or

b.the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

An Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person.

"Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or Security otherwise convertible into that Security. Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

"Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act of 1940, title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to BGIM and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

"Immediate Family" of an Access Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes other relationships (whether or not recognized by law) that the BGIM Compliance Department determines could lead to the potential conflicts of interest, diversions of corporate opportunity or appearances of impropriety, which this Code is intended to prevent.

"Initial Public Offering" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

"Managed Account" means an account where an Access Person has no:

1.Direct or indirect influence or control over the account(s);

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2.Ability to exercise any investment discretion over the account(s);

3.Ability to direct purchases or sales of investments in the account(s);

4.Ability to suggest purchases or sales of investments in the account(s);

5.Knowledge of, and is neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and

6.Right to intervene in the trustee or asset manager's decisions.

"Preferred Broker" means a broker/dealer that provides an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA.

"Private Placement" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505 or 506 of Regulation D thereunder. For the avoidance of doubt, the term "Private Placement" includes investment in any hedge fund, private equity fund, venture capital fund, limited partnership, limited liability company or other privately offered investment vehicle.

"Protegent PTA" means the Protegent Personal Trading Assistant, a web browser-based automated personal trading compliance platform used by the Compliance Department to administer this Code.

"Reportable Fund" means any fund registered under the Investment Company Act that (a) is advised or sub-advised by BGIM, or (b) is advised, sub-advised, or principally underwritten by FRI or any entity controlled or under common control with FRI.

"Reportable Security" means any Security (as defined herein) other than the following:

1.Direct obligations of the Government of the United States;

2.Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

3.Shares issued by money market funds;

4.Shares issued by open-end funds other than Reportable Funds; and

5.Shares issued by unit investment trusts that are invested exclusively in unaffiliated open- end funds.

"Securities Transaction" means the purchase, sale, redemption or other transaction in a Security in which an Access Person has or acquires a Beneficial Interest.

"Security" means any security as defined by the Investment Advisers Act of 1940, Investment Company Act of 1940 or any other financial or investment instrument, including

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stocks, treasury stock, notes, bonds, debentures, closed-end funds, open-end funds, offshore funds, exchange traded funds, hedge funds, limited partnership interests, unit investment trust shares, options (including any put, call or straddle), futures, swaps, warrants, investments in commodities or commodities-related instruments, or any derivative instruments.

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Appendix A

Personal Securities Transaction Request Form

Name:_______________________________________________________________________________________

Date:________________________________________ Department: ___________________________________

1.	Manual Preclearance (unable to pre-clear in PTA)		Exception Request
2.	Type of Security
	Stock	Bond
	Option	Other: ____________________________________

3.Name of Security: _____________________________________________________________________

4.Symbol or CUSIP: _____________________________________________________________________

5.	Buy
	Sell	Long	Short

6.Number of Shares: ____________________________________________________________________

7.Brokerage Firm: ______________________________________________________________________

8.Account Number: _____________________________________________________________________

9. Are you a registered representative of Legg Mason Investor Services?	Yes	No

10.In making this pre-clearance request, I hereby certify that:

∙I am not in possession of material non-public information about this Security or the issuer of this Security;

∙I have no knowledge that BGIM has a pending order for, or is considering, the purchase or sale of this Security;

∙I have held this Security for the required holding period;

∙I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

∙This Securities Transaction request complies with all other applicable provisions of the Code.

Note: This "Personal Securities Transaction Request Form" must be signed by the CCO (or designee) prior to order entry. If granted, this approval is effective only until the close of business on the trading day on which it is granted.

Access Person's Signature: ________________________________________ Date: _____________________

***********************************

Approved	Denied

Compliance Signature: ________________________________________ Date: ____________________

Print Name: ___________________________________________________________________________

October 2020	A-1

Appendix B

IPO Pre-Approval Form

Name:____________________________________________________________________________

Date:___________________________ Department:______________________________________

1.Name of Security: ________________________________________________________________

2.Symbol or CUSIP: _______________________________________________________________

3.Number of Shares/$ Value: ________________________________________________________

4.Brokerage Firm: _________________________________________________________________

5.Account Number: ________________________________________________________________

6. Are you a registered representative of Legg Mason Investor Services?	Yes	No

7. Attach a copy of the prospectus, offering memorandum or similar document.

In making this request, I hereby certify that:

∙To the best of my knowledge, my participation in the IPO will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

∙I am not receiving a personal benefit, in the form of this opportunity to invest in this IPO, for directing client business or brokerage, or by virtue of my position with BGIM;

∙I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

∙I understand that I must receive pre-approval in writing from the Compliance Committee and Investment Committee prior to order entry.

Access Person's Signature	Date

***********************************

(Continued on page B-2)

October 2020	B-1

Appendix B

To be completed by the Compliance Committee:

1.Does this investment present a conflict, or potential conflict, of interest with any BGIM client?

Yes	No

2.Is there any other reason why this investment should be denied?

Yes	No

Approved	Denied

Compliance Committee Signature: _________________________________ Date: ______________

Printed Name: _______________________________________________________________________

***********************************

To be completed by the Investment Committee:

1.Should the investment opportunity be first offered to eligible clients?

Yes	No

2.Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person's position at BGIM?

Yes	No

3.Does a conflict, or potential conflict, of interest exist with any BGIM client?

Yes	No

4.Is there any other reason why this investment should be denied?

Yes	No

Approved	Denied

Investment Committee Signature: ________________________________ Date: _______________

Printed Name: _____________________________________________________________________

October 2020	B-2

Appendix C

Private Placement Pre-Approval Form

(Includes hedge funds, private equity funds, venture capital funds, limited partnerships, limited liability companies or other privately offered investment vehicles)

Name:__________________________________________________________________________________

Department:______________________________________________ Date:_________________________

1.	Name of corporation, partnership or other entity:
2.	Type of security or fund:	Hedge Fund	Limited Partnership	Private Equity Partnership
		Venture Capital Fund		Other:
3.	Is this:	Initial Investment
Subsequent Investment
4.	Nature of your planned participation:		Stockholder	General Partner
			Limited Partner	Other:

5.Planned date of transaction:

6.Size of offering (if a fund, size of fund):

7.Size of your participation:

8.What firm or person is making this offering available to you?

9.What is your relationship with this firm or person?

10.If the organization is a fund – describe the investment objectives of the fund (e.g. value, growth):

11. Will you participate in any investment decisions?	Yes	No

If yes, please describe:

12. Do you plan to solicit or market this investment to others?	Yes	No

13. Describe how you became aware of this investment opportunity:

(Continued on C-2)
October 2020	C-1

Appendix C

14.If this is a Limited Partnership, LLC, or other such business opportunity, please briefly describe the nature of the business:

15. Are you a registered representative of Legg Mason Investor Services?	Yes	No
(If yes, a copy of the form will be sent to LMIS Compliance)

16.A copy of the prospectus, offering memorandum, corporate charter, partnership agreement, or similar document must be attached.

17.Additional Comments (if needed):

In making this request, I hereby certify that:

∙To the best of my knowledge, my participation in the Private Placement will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

∙I am not receiving a personal benefit, in the form of this opportunity to invest in this Private Placement, for directing client business or brokerage, or by virtue of my position with BGIM;

∙I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

∙I understand that I must receive pre-approval in writing from the Compliance Committee and Investment Committee prior to investing.

Access Person's Signature

Date

**********************************

(Continued on C-3)

October 2020	C-2

Appendix C

To be completed by the Compliance Committee:

1.Does this investment present a conflict, or potential conflict, of interest with any BGIM client?

Yes	No

2.Is there any other reason why this investment should be denied?

Yes	No

Approved	Denied

Compliance Committee Signature: _____________________________________ Date: ______________

Printed Name: ___________________________________________________________________________

**********************************

To be completed by the Investment Committee:

1.Should the investment opportunity be first offered to eligible clients?

Yes	No

2.Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person's position at BGIM?

Yes	No

3.Does a conflict, or potential conflict, of interest exist with any BGIM client?

Yes	No

4.Is there any other reason why this investment should be denied?

Yes	No
Approved	Denied

Investment Committee Signature: ______________________________________ Date: ______________

Printed Name: ____________________________________________________________________________

October 2020	C-3

Appendix D

BGIM Private Fund Pre-Approval Form

(Includes Commingled Funds and Hedge Funds)

Name:__________________________________________________________________________________

Department:______________________________________________ Date: _________________________

1. Name of Fund: ___________________________________________________________________________

2.	Type of security or fund:	Commingled Vehicle	Hedge Fund
Other:_______________________________________________________
3.	Is this:	Initial Contribution
Subsequent Contribution
4.	Size of your contribution ($): ________________________________________________________________
5.	Do you analyze, recommend or make investment decisions for this fund?	Yes	No
	If yes, please describe:		_ ___ ____________

Additional Comments (if needed):

In making this request, I hereby certify that:

∙To the best of my knowledge, my participation in the fund will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

∙I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

∙I understand that I must receive pre-approval in writing from the Compliance Department prior to investing.

Access Person's Signature

Date

(Continued on D-2)

October 2020	D-1

Appendix D

To be completed by the Compliance Department:

1.Does this investment present a conflict, or potential conflict, of interest with any BGIM client?

Yes	No

2.Is there any other reason why this investment should be denied?

Yes	No

Approved	Denied

Compliance Department Signature: _____________________________________ Date: _____________

Printed Name: __________________________________________________________________________

October 2020	D-2

Appendix E

_______________________________________________________________________________________

Last Name	First Name	Middle Initial

Acknowledgement of Receipt of Code of Ethics and Certification

1. Acknowledgement

I acknowledge that I have received a copy of the most recent BGIM Code of Ethics (the "Code") and I represent that:

a.I have read the Code and I understand that it applies to me and to all Securities Transactions1 in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and I understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

b.I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section VII.C of the Code) as determined by the Compliance Committee. Possible sanctions or actions may include, but are not limited to, written warning, letter of reprimand, suspension of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment.

c.I will comply with the Code.

I also acknowledge that I have received a copy and will abide by the terms of the current BGIM Compliance Policies and Procedures Manual and Franklin Resources, Inc. Code of Ethics and Business Conduct (Note: copies of these documents are always available on the Compliance & Legal Intranet site).

1All capitalized terms have the same definition as set forth in the Code of Ethics.

October 2020	E-1

Appendix E

2. Disclosable Accounts and Securities Holdings

Table 1 -- Preferred Broker Accounts

Instructions:

∙A Preferred Broker account is an account held at a broker/dealer that provides an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA. (A list of the

BGIM Preferred Brokers is available on the Compliance & Legal intranet site).

∙Provide the information requested below for each account held at a Preferred Broker in which you have Beneficial Interest.

∙You must attach a copy of the most recent account statement(s).

∙Do not leave blank. Indicate "N/A" or "None" if appropriate.

∙Attach a separate sheet if necessary.

NAME OF BROKER	ACCOUNT TITLE	RELATIONSHIP
DEALER, BANK, OR OTHER			ACCOUNT
	acct holder's name	if acct holder is not
FINANCIAL			NUMBER
	and (acct type)	the Access Person
INTERMEDIARY

Ex: Smith Barney	Jane Smith (IRA)	Spouse	xxx-xxxxx

October 2020	E-2

Appendix E

Table 2 -- Non-Preferred Broker Accounts

Instructions:

∙A non-Preferred Broker account is an account held at a broker/dealer that does not provide an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA.

∙Provide the information requested below for each account held at a non-Preferred Broker in which you have Beneficial Interest.

∙You must attach a copy of the most recent account statement(s).

∙Do not leave blank. Indicate "N/A" or "None" if appropriate.

∙Attach a separate sheet if necessary.

NAME OF BROKER	ACCOUNT TITLE	RELATIONSHIP
DEALER, BANK, OR OTHER			ACCOUNT
	acct holder's name	if acct holder is not
FINANCIAL			NUMBER
	and (acct type)	the Access Person
INTERMEDIARY

Ex: Goldman Sachs	Jane Smith (IRA)	Spouse	xxx-xxxxx

October 2020	E-3

Appendix E

Table 3 – Mutual Fund-Only Accounts

Instructions:

∙A Mutual Fund-Only account is an account that holds only non-Reportable Funds, and in which no other type of Security may be held. (A list of Reportable Funds is available on the Compliance & Legal intranet site).

∙Provide the information requested below for each Mutual Fund-Only account in which you have a Beneficial Interest.

∙You must attach a copy of the most recent account statement(s).

∙Do not leave blank. Indicate "N/A" or "None" if appropriate.

∙Attach a separate sheet if necessary.

NAME OF BROKER	ACCOUNT TITLE	RELATIONSHIP
DEALER, BANK, OR OTHER			ACCOUNT
	acct holder's name	if acct holder is not
FINANCIAL			NUMBER
	and (acct type)	the Access Person
INTERMEDIARY

Ex: Vanguard	Jane Smith (IRA)	Spouse	xxx-xxxxx

October 2020	E-4

Appendix E

Table 4 – Managed Accounts

Instructions:

∙Provide the information requested below for each Managed Account in which you have a Beneficial Interest.

∙A Managed Account is an account where you have no direct or indirect influence or control over the account(s); no ability to exercise any investment discretion over the account(s); no ability to direct or suggest purchases or sales of investments in the account(s); no knowledge of, and are neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and have no right to intervene in the trustee or asset manager's decisions.

∙You must attach a copy of the most recent account statement(s).

∙Do not leave blank. Indicate "N/A" or "None" if appropriate.

∙Attach a separate sheet if necessary.

NAME OF INVESTMENT	ACCOUNT TITLE	RELATIONSHIP	ACCOUNT
	acct holder's name	if acct holder is not
MANAGER			NUMBER
	and (acct type)	the Access Person

Ex: ABC Investment Management	Jane Smith	Spouse	xxx-xxxxx

October 2020	E-5

Appendix E

Table 5 – Other Disclosable Accounts

Instructions:

∙Other Disclosable Accounts include any accounts, not previously disclosed in Tables 1 through 4, in which you have a Beneficial Interest and where Securities Transactions can be effectuated.

∙Other Disclosable Accounts include (but are not limited to) a FRI employee stock purchase plan account, a spouse's employee stock purchase plan account, the FRI 401(k), a spouse's 401(k) or 403(b) that can only hold mutual funds, a Section 529 account for your child, a direct investment program ("DRIP") account, an employee stock option account, or any of these accounts if owned by an Immediate Family member who resides in your household.

∙As detailed in Section III.E. of the Code, you do not need to attach a duplicate statement if the account is: (i) a FRI employee stock purchase plan account; (ii) a FRI stock option account held at Merrill Lynch; (iii) a FRI 401(k) account; (iv) a 401(k), 403(b) or Section 529 account that can not hold Reportable Funds; or (v) an Automatic Investment Account. However, at any time upon specific request of the CCO, copies of statements must be made available for review.

∙You must attach a copy of the most recent account statement(s) for any other Disclosable Account.

∙Do not leave blank. Indicate "N/A" or "None" if appropriate.

∙Attach a separate sheet if necessary.

NAME OF BROKER	ACCOUNT TITLE	RELATIONSHIP	ACCOUNT
NUMBER/
DEALER, BANK,	acct holder's name	if acct holder is not
PLAN
EMPLOYER, ETC.	and (acct type)	the Access Person
NUMBER

Ex: Acme Widget Company	Jane Smith (employee stock	Spouse	xxx-xxxxx
purchase plan account)

October 2020	E-6

Appendix E

Table 6 – Other Securities/Holdings

Instructions:

∙Provide the information requested for any other Security in which you have a Beneficial Interest that is not held in an account listed in Tables 1 through 5. Examples may be investments in Private Placements (e.g., hedge funds, private equity funds, venture capital funds, limited partnerships, limited liability companies) or paper stock certificates.

∙Do not leave blank. Indicate "N/A" or "None" if appropriate.

∙Attach a separate sheet if necessary.

NAME OF	RELATIONSHIP			TICKER	NUMBER OF
		NAME/TITLE			SHARES /
SECURITY	if security owner is		TYPE OF	OR
		OF SECURITY			PRINCIPAL
OWNER	not the Access		SECURITY	CUSIP
AMOUNT
Person

3.Outside Business Activities Instructions:

∙Provide a list of all Outside Business Activities that that you are currently engaged in.

∙Do not leave blank. Indicate "N/A" or "None" if appropriate.

NAME OF ORGANIZATION	DESCRIPTION OF DUTIES

October 2020	E-7

Appendix E

4. Attestation of Personal Disciplinary History

The following information is required in order to ensure that BGIM's public disclosure document (Form ADV) is continuously up to date. (No information need be given with respect to minor traffic offenses).

Have you ever:

A(1)	Yes	No	been convicted of or plead guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to any felony?
A(2)	Yes	No	been charged with any felony?
B(1)	Yes	No	been convicted of or plead guilty or nolo contendere ("no contest")
in a domestic, foreign, or military court to a misdemeanor
involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
B(2)	Yes	No	been charged with a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

Has the SEC or the Commodity Futures Trading Commission ("CFTC") ever:

C(1)	Yes	No	found you to have made a false statement or omission?
C(2)	Yes	No	found you to have been involved in a violation of SEC or CFTC regulations or statute?
C(3)	Yes	No	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
C(4)	Yes	No	entered an order against you in connection with investment-related activity?
C(5)	Yes	No	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

D(1)	Yes	No	ever found you to have made a false statement or omission, or being dishonest, unfair, or unethical?
D(2)	Yes	No	ever found you to have been involved in a violation of investment-
related regulations or statutes?
October 2020	E-8

Appendix E
D(3)	Yes	No	ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
D(4)	Yes	No	in the past ten years, entered an order against you in connection with an investment-related activity?
D(5)	Yes	No	ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an
investment-related business or restricted your activity?

Has any self-regulatory organization or commodities exchange ever:

E(1)	Yes	No	found you to have made a false statement or omission?
E(2)	Yes	No	found you to have been involved in a violation or its rules (other than a violation designated as a "minor rule violation" under a plan approved by the SEC)?
E(3)	Yes	No	found you to have been the cause of an investment-related
business having its authorization to do business denied, suspended, revoked, or restricted?
E(4)	Yes	No	disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

Please provide an explanation for any "Yes" responses above (attach a separate sheet if needed):

___________________________________________________________________________________

___________________________________________________________________________________

5. Conflicts of Interest Disclosure

Check "Yes" or "No" to each of the statements listed below.

YES	NO
a.	A member of my immediate family is employed by a broker-dealer
b.	A member of my immediate family is a director or executive officer of a publicly traded company
c.	I have formerly served as a director or executive officer of a publicly traded company
d.	A member of my immediate family has formerly served as a director or executive officer of a publicly traded company
October 2020	E-9

Appendix E
e.	I am a direct owner of 5% or more of the voting securities of a publicly traded company
f.	A member of my immediate family is a direct owner of 5% or more of the voting securities of a publicly traded company
g.	I have a personal relationship with a director (or candidate for directorship)
or executive officer of a publicly traded company
h.	A member of my immediate family has a personal relationship with a director (or candidate for directorship) or executive officer of a publicly traded company

Please provide an explanation for any "Yes" responses above (attach a separate sheet if needed):

____________________________________________________________________________________

____________________________________________________________________________________

6. Certification

a.I hereby certify that I will comply with all applicable requirements of the BGIM Code of Ethics. Specifically, I hereby certify that:

iI will not execute any Securities Transaction at a time when I possessed material non-public information regarding the Security or the issuer of the Security.

ii.I will not execute any Securities Transaction with the intent of raising, lowering, or maintaining the price of any Security or to create a false appearance of active trading.

iii.I will not execute any Securities Transaction when I was in possession of non-public information to the effect that BGIM (i) was or may have been considering an investment in or sale of such Security on behalf of its clients, or (ii) had an open, executed, or pending portfolio transaction in such Security on behalf of its clients.

iv.I will not use my knowledge of the portfolio holdings of a Reportable Fund to engage in any trade or short-term trading strategy involving such Fund that may have conflicted with the best interests of the Fund and its shareholders.

v.I will obtain the required written approval prior to acquiring a Security in an IPO or Private Placement.

vi.I will report and acknowledge all Gifts and Business Entertainment received or given.

vii.I will obtain the required written approval prior to making a Political Contribution to any elected official or candidate.

b.I further certify that the information on this form is accurate, complete, and current in all material respects as of a date no more than 45 days prior to the date hereof.

October 2020	E-10

Appendix E

c.I have listed all Disclosable Accounts in which I have a Beneficial Interest as defined by the Code in Tables 1-6.

Access Person's Name: _________________________________________________________________

Access Person's Signature: _____________________________________________________________

Date: ________________________________________________________________________________

October 2020	E-11

Appendix F

Account Change Form

Name:

Department:

Opened	Closed	Changed
Brokerage Firm/Bank/Employer:
Account Number:
Account Name:
Brokerage Account	Mutual Fund Only	Managed	Other :

Opened	Closed	Changed
Brokerage Firm/Bank/Employer:
Account Number:
Account Name:
Brokerage Account	Mutual Fund Only	Managed	Other :

Opened	Closed	Changed
Brokerage Firm/Bank/Employer:
Account Number:
Account Name:
Brokerage Account	Mutual Fund Only	Managed	Other :
Access Person Signature	Date
Compliance Approval	Date
October 2020	F-1

Appendix G

Managed Account Certification

Instructions: Please complete the certification regarding the following investment account(s) that are maintained and managed on a discretionary basis by a third-party manager or trustee, and in which you have a beneficial interest:

Account Number	Account Name	Investment Manager

IHEREBY CERTIFY THAT:

1.I do not have any direct or indirect influence or control over the account(s);

2.I do not exercise any investment discretion over the account(s);

3.I do not direct purchases or sales of investments in the account(s);

4.I do not suggest purchases or sales of investments in the account(s);

5.I have no knowledge of, and am neither consulted nor advised of, purchases or sales of investments in the account(s) prior to execution; and

6.I have no right to intervene in the trustee or asset manager's decisions.

Access Person's Signature

Print Name

Date

Note: You will be asked to make this certification periodically going forward.

October 2020	G-1

ITEM 2

PREFERRED BROKERS LIST

Preferred Brokers List

Listed below are Brandywine Global's Preferred Brokers:

•Ameriprise

•Charles Schwab

•Citi (including: Citigroup, Citi Personal Wealth Management and Citi Private Bank)

•E*Trade

•Fidelity

•Interactive Brokers

•Janney Montgomery Scott

•JP Morgan

•Merrill Lynch

•Morgan Stanley Smith Barney

•Raymond James

•Robert W. Baird

•Stifel

•TD Ameritrade

•T. Rowe Price

•UBS

•Vanguard

•Wells Fargo (f/k/a Wachovia)

ITEM 3

PRE-CLEARANCE AND HOLDINGS PERIOD MATRIX

PRE"CLEARANCE AND HOLDINGS PERIOD MATRIX

	Preclearance	Holdings
	Required?	Period
Common Security Types	(Yes/No)	(Calendar Days)
Bonds	Yes	30
Brandywine Global Privately Offered Investment Vehicle (Preclearance submitted via BGIM Private Fund Pre"Approval Form)	Yes	30
Closed"End Funds (Reportable Fund Sub"Advised by Brandywine Global)	Yes	60
Closed"End Funds (Not sub"advised by Brandywine Global)	No	30
Debentures	Yes	30
Exchange Traded Funds (ETFs) or Options on ETFs (including put, call or straddle)	No	0
Hedge Fund (Preclearance submitted via Private Placement Pre"Approval Form)	Yes	30
Franklin Resources, Inc. Stock from the Employee Stock Purchase Plan (ESPP) and Stock Options from the Employee Stock Options Plan (ESOP)	Yes	30
Limited Liability Company (Preclearance submitted via Private Placement Pre"Approval Form)	Yes	30
Limited Partnership (Preclearance submitted via Private Placement Pre"Approval Form)	Yes	30
Money Market Funds	No	0
Notes	Yes	30
Offshore Funds	Yes	30
Open"End Funds (Reportable Fund Sub"Advised by Brandywine Global)	No	60
Open"End Funds (Not sub"advised by Brandywine Global)	No	30
Options (including put, call or straddle)	Yes	30
Private Equity Fund (Preclearance submitted via Private Placement Pre"Approval Form)	Yes	30
Stocks or Options on Stocks (including put, call or straddle)	Yes	30
Treasuries	No	30
Unit Investment Trust Shares	No	30
Venture Capital Fund (Preclearance submitted via Private Placement Pre"Approval Form)	Yes	30
Warrants (Excercising of)	Yes	N/A

	Preclearance	Holdings
	Required?	Period
Futures	(Yes/No)	(Calendar Days)
Futures on commodities and indices	No	0
Futures on the following currencies: Australian dollar, British pound sterling, Canadian dollar, Danish krone, Euro, Japanese yen, New Zealand dollar, Norwegian	No	0
krone, Swedish krona, Swiss franc, United States dollar
Futures on any currency not listed above.	Yes	30
Interest rate futures and futures on bonds issued by the following countries: Belgium, Canada, France, Germany, Italy, Japan, Netherlands, Sweden, Switzerland,	No	0
United Kingdom and the United States.
Interest rate futures and futures on bonds issued by countries not listed above.	Yes	30

*The Holdings Period begins the day after Trade Date.

•You must wait until calendar day 61 (Trade Date + Holdings Period) to sell a Reportable Fund Sub"Advised by Brandywine Global. •You must wait un l calendar day 31 (Trade Date + Holdings Period) to sell a security with a 30 day Holdings Period at a proﬁt.

October 2020

ITEM 4

GIFTS AND BUSINESS ENTERTAINMENT POLICY

Gifts and Business Entertainment

Policy

When an employee gives or receives business related gifts or entertainment, the personal interests of the employee may conflict, or appear to conflict, with the interests of BGIM or its clients. It is the policy of BGIM to permit reasonable and customary business-related gifts or entertainment if given and received in a manner that is both fully transparent and in accordance with Firm policy and applicable law.

Definitions of Gifts and Business Entertainment

The terms gifts and business entertainment ("Gifts" and "Business Entertainment") are intended to be construed broadly to mean anything of value (including meals, lodging, travel, merchandise, loans and expense reimbursements). Marketing items of a nominal value containing a corporate logo (e.g., golf balls, T-shirts, pens) are not considered reportable Gifts. An item will be considered Business Entertainment if the individual paying for the entertainment event is present at the event and there is an opportunity to discuss matters relating to BGIM's business. Otherwise, the item will be considered as a Gift.

Limitations

1.Giving Gifts. No employee shall give Gifts valued in excess of $250 to any individual per year where the Gift relates to the business of the recipient's employer. This prohibition does not apply to Gifts to persons with whom the employee has a family or other personal relationship that exists apart from his or her association with BGIM.

2.Receiving Gifts. No employee may receive Gifts valued in excess of $250 from any individual in any year if the person or entity does business, or is seeking to do business, with or on behalf of BGIM. This prohibition does not apply to receiving Gifts from persons with whom the employee has a family or other personal relationship that exists apart from his or her association with BGIM. Under no circumstances may an employee solicit a Gift from a person who does business with, or is seeking to do business with, BGIM.

3.Giving Entertainment. Employees may provide ordinary and usual Business Entertainment to a party who does business with, or is seeking to do business with, BGIM so long as such Business Entertainment is neither so frequent nor so extensive as to raise any questions of propriety.

4.Receiving Business Entertainment. Employees may receive ordinary and usual Business Entertainment from a party who does business with, or is seeking to do business with, BGIM so long as such Business Entertainment is neither so frequent nor so extensive as to raise any questions of propriety. Under no circumstances may an employee solicit Business Entertainment from a person who does business with, or is seeking to do business with, BGIM.

December 2021

5.Cash and Cash Equivalents. Under no circumstances may an employee accept cash or a cash equivalent (e.g. gift card or voucher that is redeemable for cash) from a person who does business with, or is seeking to do business with, BGIM.

6.Government Officials, Public Pension Plans and Taft-Hartley Clients. Special prohibitions or reporting requirements may apply with regard to Gifts or Business Entertainment directed to government officials, employees of a public pension plan or union officials associated with a Taft-Hartley plan (e.g., LM-10 reporting). Employees should seek guidance from the CCO prior to giving Gifts or Business Entertainment to such persons. In particular, employees contemplating the giving or receiving of Gifts or Business Entertainment to or from foreign government officials should refer to the Franklin Resources, Inc. Anti-Corruption Policy.

7.Franklin Distributors, LLC Registered Representatives. Special prohibitions or reporting requirements may apply with regard to Gifts or Business Entertainment given or received by BGIM employees who are registered representatives of Franklin Distributors, LLC ("FD, LLC"). Employees should seek guidance from their FD, LLC Designated Supervisor (Series 24 Supervisor) at BGIM prior to giving or receiving Gifts or Business Entertainment. All Brandywine Global employees who are registered representatives of FD, LLC must also comply with any then-existing FD, LLC policy regarding gifts and business entertainment (a copy of any relevant policy will be available on the Compliance & Legal intranet site).

Procedure

It is the responsibility of all employees to report Gifts and Business Entertainment to the Compliance Department in the manner and at the time required by the CCO. Employees should use reasonable judgment in estimating the value of any Gifts or Business Entertainment reported. Any questions about the fair market value of a Gift or Business Entertainment should be directed to the CCO.

Recordkeeping

The Compliance Department maintains a log of Gifts given and received and a log of Business Entertainment received. The BGIM Finance Department maintains a record of Business Entertainment given through its expense reimbursement process. On a quarterly basis, employees must certify that they have reported all Gifts or Business Entertainment given or received.

December 2021	2

ITEM 5

FRANKLIN RESOURCES ANTI-CORRUPTION POLICY

Franklin Resources, Inc. Anti-Corruption Policy

SCOPE

This Policy, including any supplemental memoranda and procedures (collectively the "Policy"), applies to all "Covered Persons." Covered Persons include all officers, directors and employees of, and where necessary and appropriate outside parties (such as joint venture or corporate investment representatives, agents, consultants, intermediaries, introducers, and vendors) who perform services for or act for or on behalf of, Franklin Resources, Inc., Specialized Investment Managers (SIMs) and their subsidiaries (collectively "Franklin" or "the Company).

PURPOSE

Franklin is committed to winning business through fair, honest, and open competition in the marketplace and has zero tolerance of bribery or any other form of corruption. All Covered Persons must act in a manner consistent with our Core Values, especially "Work with Integrity (i.e., "No Chalk on Your Shoes" mindset)". As outlined in our Franklin Resources, Inc Code of Ethic and Business Conduct, it is the responsibility of all Covered Persons to maintain a work environment that fosters fairness, respect and integrity. The Company requires all Covered Persons to conduct themselves in a lawful, honest, and ethical manner in all the Company's business practices.

Covered Persons are strictly prohibited from either receiving or authorizing, offering, promising, or giving, directly or indirectly, cash, gifts, or anything of value from or to anyone – including Government Officials (GOs) and commercial partners (i.e., distributors, sub-advisors, vendors), for the purpose of seeking or obtaining improper performance of a person's duties or other improper advantage, or influencing a decision through provision of a personal benefit.

If you are ever in doubt about the appropriateness of an action, contact your local Compliance officer. Covered Persons must promptly report any violation or suspected violation of this Policy. The penalties for giving or receiving bribes are severe for both Franklin and Covered Persons involved.

RELATED REGULATORY RULES

This Policy sets forth guidelines that will help us comply with the anti-corruption laws and conventions that apply to our company's operations, including the U.S. Foreign Corrupt Practices Act ("FCPA"), the U.K. Bribery Act 2010 (the "Bribery Act"), the United Nations Convention against Corruption, and any other applicable anti-corruption regulation of the local jurisdictions in which Franklin or any Covered Persons operate.

In addition to this Policy, many SIMs have adopted locally appropriate policies and procedures as well. SIM employees are still responsible for adherence to these applicable policies and procedures.

Regardless of the customs of a particular country, all Covered Persons must be careful to follow Company standards, local laws, and the FCPA and Bribery Act when conducting Company business.

Be sure to familiarize yourself with all the local anti-bribery and corruption laws and regulations in countries in which you operate, as well as policies and procedures (i.e., gifts and entertainment policies) that apply to your job responsibilities, as you may be subject to special prohibitions and/or reporting requirements. Please read the following appendices for more detail on related rules:

•U.S. Foreign Corrupt Practices Act ("FCPA") and the U.K. Bribery Act 2010 (the "Bribery Act") (Appendix A)

•The Brazil Clean Companies Act addresses the Participation in the Public Bidding Process in Brazil (Appendix B).

•The Korean Act on the Prohibition of Improper Solicitation and Provision/Receipt of Money and Valuables Act (Appendix C).

•The Mexican General Administrative Liabilities (Appendix D).

Where there are differences between the Policy and the laws or rules of any such local jurisdiction, the stricter of the two will apply.

PENALTIES

Violation of the FCPA, Bribery Act or this Policy may have serious consequences for both Franklin and the individuals involved. Individuals and corporate entities can be prosecuted, and penalties can range from civil fines and debarment from tendering for governmental mandates to criminal penalties and prison terms for individuals. In addition, any Franklin officer, director, or employee who violates this Policy may be subject to disciplinary action by Franklin, including termination if permitted by local law.

WHOM TO CONTACT WITH QUESTIONS

Corruption issues are often complex. Determining when a payment, gift, or business promotion is permissible under this Policy can involve difficult interpretive questions that depend on the facts of a particular case. The Company does not expect Covered Persons to make these decisions on their own. The Policy is designed to provide guidance, but it cannot anticipate all situations that may arise during the Company's business. If you are ever in doubt about whether a payment or other transaction would violate this Policy or the law, or raises a red flag in terms of a compliance or ethics issue, do not make the decision alone. Instead, seek advice. Contact your supervisor or local Compliance officer before taking any further action. You can also email your questions to: AntiCorruption@franklintempleton.com

REPORTING VIOLATIONS

Covered Persons must promptly report any violation or suspected violation of this Policy to their local Legal and Compliance Department. Alternatively, you can report matters to:

•Franklin General Counsel

•Internal Audit (any improper handling of money or financial transactions)

•Compliance and Ethics Hotline at 1-800-636-6592 (US) or by calling collect at 1-704- 556-7046 (Non-US) confidentially and anonymously if allowed by local law (hotline representatives will document the concerns you raise and report the situation to the appropriate channels for review).

oHotline information can be found on Passport:

Compliance and Ethics Hotlines (sharepoint.com). or Appendix E

•Franklin's Ombudsman Thomas Merchant, via email

(thomas.merchant@franklintempleton.com), interoffice mail (USA-BAL100-Baltimore) or telephone (1-410-454-4415) for any matters of ethics or questionable practices.

•Western Employee Hotline at 888-719-1326 (US) or 704-943-0138 (toll) (for Western Employees only)

oWestern hotline information can be found on Western Asset Management Company Workplace Alert Program (compliance-helpline.com)

Failure to observe this reporting requirement is a violation of the Policy. It is the Company's policy to investigate all reported violations. All Covered Persons are required to cooperate in any investigation conducted under this Policy.

Franklin will not tolerate any form of retaliation or detrimental personnel action against anyone reporting a potential violation in good faith or for participating in an investigation of a report. Making a report in "good faith" generally means that you have a reasonable and genuine belief that the information you are providing relates to a suspected violation of law or this Policy, regardless of whether the report turns out to be founded.

RESPONSIBLITY

Responsibility for maintaining these standards lies with everyone at Franklin. The Company's Board of Directors and its Audit Committee, the Chief Executive Officer, senior management, the Legal Department, and the Regulatory Compliance Department are all tasked with ensuring that Franklin meets the highest legal and ethical standards.

Franklin Compliance will review this Policy no less than annually to ensure its effectiveness.

IMPORTANT DEFINITIONS

Compliance: Compliance includes any compliance employee within Franklin Resources Inc and their subsidiaries, or legal and compliance employees within the SIMs.

Government Official: A Government Official is defined broadly to include any official or employee of a government (federal, state, or local) entity, subdivision or instrumentality, or anyone acting on behalf of a government, even if temporarily. It includes employees, officers, or agents of any entity in which a government has substantial direct or indirect ownership or control, including a joint venture where any party is government owned or controlled. Government Officials excludes employees, officer, or agents of a private business that doesn't perform public policy in which a sovereign wealth fund or public entity pension owns a significant minority stake. In countries where government ownership of private firms is common, employees of such firms are considered government officials for purposes of this rule. Immediate family members (i.e., spouse, children) of Government Officials are included in the definition.

A Government Official can include the following examples:

•portfolio manager or employee of a sovereign wealth fund

•political parties or officials thereof

•employee of a government-owned investment company or bank (i.e., Central Bank)

•consultant acting under government authority

•elected government officials (i.e., mayor, council member, judge)

•candidate for political office

•employee of a public international organization (i.e., United Nations, World Health Organization)

•a customs inspector, police officer or government minister

Anything of Value: Anything of Value includes anything that has a tangible or an intangible benefit which can include cash or a cash equivalent (e.g., cashier's check, money order, bearer bond, gift card, voucher, etc.), loans, charitable donations, political contributions, gifts, meals, travel expenses, entertainment, job placements, and promises of future employment, and internships (paid or unpaid if offered as a bribe).

Bribe: A bribe includes Anything of Value promised or given to either the individual being bribed or his or her immediate family for the purpose of improperly influencing a business decision.

Third Parties: Third parties are consultants, law firms, agents, finders and others who represent or assist us in our business, including interactions with Government Officials or commercial partners. Examples include:

•fund distributors, sub distributors and asset consultants

•finders and introducers

•government relations consultants

•consultants used to assist with local laws or customs

•outsourced service providers

•custodians and transfer agents

•agents or officials who interact with customs officials on our behalf

•consultants retained to assist with obtaining permits or licenses

•outside lawyers, accountants and tax advisors

Commercial Partner: A commercial partner is an entity to whom Franklin provides products and services, or from whom we purchase products or services.

Business Sponsor: A Business Sponsor owns the relationship with a client or Third Party (i.e., introducer, distributor, vendor, etc.).

HOW TO USE THIS POLICY

This Policy is organized into sections that correspond with many of the risk areas that we may encounter in our business. Many of these risk areas have their own separate policies and all employees are expected to comply with these and local policies, whichever is the most restrictive. Please contact your local Compliance officer for additional guidance in these areas.

GOVERNMENT OFFICIALS

There is an increased corruption risk in dealing with Government Officials, as many rules and regulations, including the FCPA, are focused on bribery of GOs. The concept of who constitutes a GO is often broader than the definition of government or public official under local law. Thus, an individual may be a GO even if he or she does not have a government title or is not directly employed by a government agency. Covered Persons must exercise great care when interacting with such persons and any Third Parties who might interact with a GO on the Company's behalf.

HIGH-RISK GOVERNMENT OFFICIALS

Some GO relationships have a higher risk than others. Geographic area, Third Party involvement, type of interaction, contract payment terms, spend level and reputation are factors to consider when determining if a GO relationship has a higher corruption risk.

Location is an important factor when determining corruption risk, as some countries are more susceptible to corruption than others. The Corruption Perception Index (CPI) is an indicator that combines different sources of information about corruption, making it possible to compare countries. The CPI ranks are on a scale from 0 (highly corrupt) to 100 (very clean).

AHigh-Risk GO would include:

•a GO in a country that has CPI below 55 or does not have a CPI score or

•a GO with any of the following red flags or indicators:

involvement of an introducer or finder as defined below,

corrupt reputation or history,

negative news,

higher than normal expenses, or

unusual payment terms

If you are uncertain about whether a GO client qualifies as High Risk, please consult Compliance.

Business Sponsors and SIMs are responsible for maintaining a list of all High Risk GO clients and will notify Franklin Compliance of any new High Risk GO clients.

THIRD PARTIES

Part of ensuring a shared commitment to ethical conduct means knowing our partners. Franklin retains Third Parties to represent the Firm and assist it in its business activities. It is critical to remember that Franklin is prohibited from engaging Third Parties to do indirectly what we cannot do directly, or even standing by knowing that they are doing so.

The Company and Covered Persons may be held liable for improper payments, gifts or other things of value given, promised, offered, or received by a Third Party on behalf of Franklin or to achieve a business result for Franklin. Misconduct by a Franklin Third Party creates corruption risk for the company as well as any Covered Person involved and can lead to civil and criminal penalties and reputational harm for the Firm. We must seek out Third Parties that share our commitment to, and act in accordance with, our high standards of ethical business conduct.

If you are interested in retaining a Third Party on Franklin's behalf, you must follow appropriate due diligence processes and procedures and communicate their responsibilities to comply with applicable laws, rules and regulations when performing all its obligations.

Introducers or Finders: There is an increased corruption risk in dealing with Third Parties used to introduce the Company to potential clients that are GOs. These Third Parties are usually private companies or individuals that do not always have a robust Anti-Corruption program. Introducers and Finders do not include fund distributors as described below. If you engage or contract in these types of relationships,

1)notify Franklin Compliance of the new introducer or finder Third-Party relationship (you reasonably expect to introduce High Risk GO clients),

2)conduct and document in writing an appropriate due diligence review of the Third-Party's background, reputation, and business capability,

3)obtain approval from your Legal department and provide for certain representations, warranties, and covenants in the Company's agreement with such Third Party,

4)provide for right to audit or review Third Party records upon request in the Company's agreement with such Third Party and;

5)deliver a copy of this Policy to such Third-Party representative if they don't have their own policy.

Fund Distributors. The risk to Franklin of a distributor's corrupt act is relatively low if it is a regulated financial company with their own Anti-Corruption program. Therefore, we would typically not apply our Policy to these third-party relationships. However, please follow appropriate due diligence procedures and provide for appropriate representations, warranties, and covenants in agreements. Please consult Compliance if you have any questions if the distributor is in a high-risk country as described in the Country Risk section above.

Sub-Advisory Relationships. Please follow appropriate due diligence procedures to ensure that applicable laws and regulations are addressed as part of the onboarding and ongoing process.

Red Flags: We describe warnings of actual or suspected misconduct as "red flags." You must immediately inform Compliance, or report through one of the resources listed in this Policy,

when an actual or suspected red flag arises. Examples of red flags in retaining third parties include:

•A GO recommends that Franklin hire a specific person or company to act as a Third Party. The official may be seeking to enrich himself or herself through "kickbacks," or the return of a sum of money already paid or due to be paid as a reward for making business arrangements, from that Third Party.

•A proposed Third Party requests without reasonable explanation fees that are greater than the market rate for comparable work. A request for unusually high compensation may indicate that part of the fee will be used for improper payments.

•A Third Party proposes to be paid a contingency fee if, for example, a government contract is awarded, a commercial contract is secured, or a favorable regulatory change is achieved. This type of compensation structure can create an incentive for the Third Party to make an improper payment to achieve a favorable result.

•A Third Party requests that payments be made to another party, to a third-country bank account or through other unusual financial arrangements. Such an arrangement may indicate an effort to use the funds for an improper purpose.

•A Third Party requests to be paid in cash for services that are typically paid by bank transfer or other non-cash means.

•A Third Party refuses to certify that it will not take any action in furtherance of an improper payment. All third parties that do business with us should be prepared to give this standard assurance.

•A Third Party has a reputation of paying bribes.

•A Third Party's company is not listed in standard industry directories or is not known to people knowledgeable about the industry.

•A Third Party requests that his or her agreement (or any terms of the agreement, including written terms in a "side letter") be kept secret from his or her employer (or from anyone at Franklin or a GO).

•A Third Party has principals with unusually close links to, or some degree of company ownership by, a GO.

VENDORS

Franklin sources a range of services and goods from vendors around the world. The risk of corruption in this area includes:

•a GO or commercial partner may attempt to pressure Franklin to select a favored vendor to benefit from an undisclosed relationship with that vendor; or

•a vendor might seek to improperly influence an employee to secure Franklin business; or

•collusive vendors who might be used to create slush funds to pay bribes, e.g., through a variety of false or inflated invoice schemes.

Therefore, before engaging a vendor to provide services, you must follow appropriate due diligence processes and procedures to determine whether the vendor is likely to pose a corruption risk to the Company. You may never select a particular vendor due to improper incentives. When engaging or managing vendors, be alert for signs that a vendor may have a special relationship with another party with whom we are doing business. If a GO or commercial partner's actions related to a vendor present a corruption risk to Franklin, contact Compliance.

FACILITATING PAYMENTS

Franklin prohibits all facilitating payments. In some countries, it is common for GOs to demand small facilitating or "grease" payments, gift, or other things of value to perform or expedite a routine government action. Some examples include obtaining a permit, license or other official document, processing visas or work orders that are not paid directly to the government agency or obtaining utility services. Note that transparent payments directly to the governmental agency itself for expediting visas or passports, often in the form of widely available "express" fees, are allowed. If you receive a request for a facilitating payment or a payment that might be a facilitating payment and are unsure on how to proceed, contact Compliance for guidance.

EXTORTION

If a payment is extorted by an imminent threat to the health, safety or welfare of a Franklin employee, the demanded payment may be made. However, once the immediacy of the situation has been resolved, the payment must be reported to Compliance, including information on the circumstances and amount of the payment. Any such payment always must be accurately and completely recorded in the Company's books and records.

GIFTS

Covered Persons should be extremely cautious in receiving or providing any gifts in a business context as a gift may create an appearance of undue influence on those with whom the Company does or seeks to do business.

Local laws in many of the countries where we operate prohibit gift giving or prohibit gift giving to GOs. Whenever giving or receiving a gift, you must consider the prohibitions and limits reflected in the applicable Franklin or SIM gifts and entertainment policy as well as any other related procedure or applicable regulation. Cash gifts or payments may never be accepted or provided.

Even gifts purchased partly or entirely with your own money are covered by this Policy if they are given in a business context.

The guidelines in this section also apply to gifts that are given to family members of GOs or commercial partners. If you are ever unsure whether the gift you plan to offer appears to put Franklin in corruption risk, contact Compliance.

Usual and customary promotional items (e.g., T-shirts, caps, or pens marked with a company logo) are not considered gifts for the purpose of this Policy, however they should be properly recorded when expensed.

MEALS & ENTERTAINMENT

Reasonable and bona fide meals and entertainment expenses, involving clients and prospects is generally acceptable if directly related to the promotion, demonstration, or explanation of Franklin's products or services (i.e., client conferences, due diligence meetings, trainings). However, the purpose underlying such expenditures may never be to cause an individual to improperly perform his or her duties or to improperly influence a business decision or official action. Franklin will only pay for or provide meals or entertainment if the payment is allowed by the applicable gifts and entertainment policy.

Meal and entertainment expenditures must comply fully with all applicable procedures and local regulatory requirements (e. g., the Company's Code of Ethics and Business Conduct, gift and entertainment policies, expense management policies, and employee handbooks) and must be approved and documented in accordance with the same.

Since the purpose of meals and entertainment is to foster better business relations, at least one Covered Person must be present at the event.

Meals & Entertainment expenditures for GOs have an additional corruption risk. If a GO is involved, please be sure expenses are properly approved and allowed by local regulation.

If there is concern that a meal or entertainment expense appears to put Franklin in corruption risk, contact Compliance.

TRAVEL, LODGING AND RELATED EXPENSES

Reasonable and bona fide hospitality or other expenditures, such as travel, lodging, and related expenses, involving clients and prospects is generally acceptable if directly related to the promotion, demonstration, or explanation of Franklin's products or services. For example, training or due diligence meetings as outlined. However, the purpose underlying such expenditures may never be to cause an individual to improperly perform his or her duties or to improperly influence a business decision or official action.

You must follow your local approval process before paying travel-related expenses for a client or prospect. In addition, ensure the following is met when paying for travel and lodging expenses and determining related corruption risk:

•the travel is for a legitimate business purpose,

•the expenditure is legal under all applicable local laws,

•the expenditure is allowable per agreement with client (i.e., training programs or due diligence meetings per investment management agreements),

•the cost is reasonable given the individual's seniority,

•none of the individual's friends or family members are traveling at the Firm's expense,

•no stopovers are planned that are not directly connected to the business purpose of the travel, unless the stopover is at the expense of the individual and results in no additional cost to Franklin, and

•appropriate supporting documentation (e.g., underlying receipts) is available for all expenses.

Whenever possible, payments for travel, lodging and related travel expenses should be made directly to the airline, hotel, or vendor. Cash or cash equivalents, such as vouchers, as well as per diems, are prohibited.

Travel and lodging expenditures for GOs have an additional corruption risk. If a GO is involved, please be sure expenses are properly approved through your usual expense report approval process and allowed by local regulation.

CHARITABLE CONTRIBUTIONS

Local communities in which we operate sometimes seek Franklin's help to support a public purpose (e.g., public school or library). Our clients and business partners will do the same and may also seek our help in supporting a purely private charitable cause. Franklin is committed to investing in our communities. Unfortunately, charitable contributions have been identified as a corruption risk because they are sometimes used to disguise corrupt activities or seek to curry favor with, for example, a GO, through the support of one of their charitable causes.

If you receive a request to support a particular cause, be sure to follow your local procedures and conduct appropriate due diligence to make sure that this request is not an attempt to improperly influence someone's business decision. In addition, there is an increased corruption risk in dealing with government entities and officials. If you have any question as to whether a charitable contribution presents a corruption risk, contact Compliance.

POLITICAL CONTRIBUTIONS

Corporate and personal political contributions, both cash and in-kind, raise special concerns for several reasons. First, the laws governing political contributions differ greatly among the countries in which we do business. In addition, some countries have historically seen political contributions diverted to private use or used to obtain special favors. Furthermore, corporate political contributions, even if lawful, can be criticized as an attempt to exert inappropriate influence on the political process. Political contributions cannot be made in exchange for a favorable decision affecting Company business. If you intend on making a political contribution on behalf of Franklin or if you receive a request for a corporate political contribution, you must follow your applicable approval process before making the contribution. If you have any question as to whether a political contribution presents a corruption risk, contact Compliance.

HIRING PRACTICES

From time to time, you may find yourself in a situation in which a client, business partner or prospect speaks to you regarding employment at Franklin. For example, a client may ask you to help secure a job, position, or internship for a relative or friend, or inquire about employment for him or herself. These situations, especially when dealing with Government Officials, pose a heightened risk and must be approached with caution. Even the appearance of impropriety can be harmful to Franklin's reputation. Accordingly, you must adhere to the following policies when making hiring decisions:

•Follow normal hiring procedures for any candidate recommended by a current/potential client or business partner, and evaluate these candidates based on the same criteria as any other applicants for the position.

•Do not hire an individual if a current/potential client or business partner offers to give a benefit to Franklin in return for hiring that individual or if a current/potential client or business partner threatens to take adverse action if the suggested person is not hired.

•Do not pressure service providers, vendors or any other any Third Parties to hire someone recommended by a client, business partner or prospect as a way of circumventing this Policy.

•Disclose any personal relationship or connection that you may have when making a candidate referral for someone who is a Government Official. This allows the Firm to take appropriate actions to address heightened risks that may exist.

There is an increased corruption risk in dealing with GOs. Do not discuss employment or consulting opportunities with a GO with whom Franklin is in business contact (e.g., sovereign wealth fund employees, regulator field examiners) while the official is employed by the government or suggest to a GO with whom we are in business contact that there may be a potential employment or consulting opportunity for him or her if he or she were to leave their current position (or for their family member whether or not the GO were to leave their current position).

If you suspect or know that inappropriate conversations about employment, improper hiring practices or inappropriate job referrals are taking place, notify Compliance promptly.

MERGERS, ACQUISITIONS, JOINT VENTURES AND MINORITY INTERESTS.

Before entering any merger, joint venture, acquisition, or minority interest investment agreement, Covered Persons must contact their Legal department, and conduct an appropriate due diligence review. Legal will work with Compliance and Covered Persons to review requested information. SIMs are responsible for notifying Franklin Legal of any proposed corporate mergers or acquisitions.

ACCOUNTING AND RECORD KEEPING

We all must do our individual part to ensure that Franklin makes and keeps proper books, records, and accounts that, in reasonable detail, fairly reflect the transactions and dispositions of the assets of Franklin. This means that we must accurately and timely record all transactions and other expenditures described in this Policy on the books of the relevant business unit. In addition, we must never hide or purposefully misclassify expenses. The goal of this requirement is to eliminate illegal "slush funds," or caches of hidden or misclassified assets, that could otherwise be used to make illegal payments and bribes and to prevent any mischaracterizations of inappropriate payments. That includes payments to agents or other Third Parties knowing that some portion of those payments will very likely be used to make illegal payments or bribes.

Payments, Reimbursements & Recordkeeping

The Company will only reimburse expenditures for goods, services or other expenses that are fully and properly supported by Third Party invoices or receipts in accordance with the Company's policies and procedures. All expenditures for gifts, meals, travel, lodging, entertainment, training, and conferences must be properly documented and approved pursuant to your applicable expense management policy.

Covered Persons must accurately record in reasonable detail all transactions in accordance with the Company's policies and procedures, including, but not limited to, payments associated with gifts, meals, travel, lodging, entertainment, training, and conferences.

Covered Persons are required to create, and Franklin is required to maintain, complete and accurate books and records for all payments made or received by the Company. Generally, such records must be maintained for a minimum of six (6) years.

Government Official Expenses

Covered Persons must maintain relevant documentation (i.e., receipts, individuals attended and approvals) and the ability to identify expenses where there is GO involvement in any of your interactions in the risk areas described above. Business sponsors and SIMs are responsible for tracking expenditures related to all GO relationships. It is important that the business sponsor and SIM can identify all related GO expenses for finance reporting, compliance monitoring, internal audits, and any potential regulatory requests.

Business sponsors and SIMs will provide quarterly reports of High Risk GO expenses and an annual report of all GO relationships to Franklin Compliance for monitoring.

Introducer or Finder Payments

Please be sure to maintain relevant documentation (i.e., receipts, individuals attended and approvals) for any payments made to introducers or finders and related expenses in any of the risk areas described above (i.e., meals, entertainment, travel). Business sponsors and SIMs will provide quarterly reports of Introducer or Finder payments and related expenses to Franklin Compliance for monitoring.

REPORTABLE ITEMS

For convenience, below is a summary of reportable items to Franklin Compliance under the other provisions of this Policy:

•Notify Franklin Compliance of any new Introducer or Finder relationships for High Risk GO prospects

•Notify Franklin Compliance of New High Risk GO relationships

•Provide Quarterly Report of High-Risk GO expenses

•Provide Annual Report of all GO relationships,

•Provide GO expense detail when requested

•Provide Quarterly report of Introducer or Finder for High Risk GO prospects and clients payments and related expenditures

•Notify Franklin Legal of Mergers or Acquisitions

RISK ASSESSMENT

An important part of the Franklin Anti-Corruption program is a risk assessment to evaluate the nature and extent to which the Firm is exposed to corruption. Franklin Compliance will conduct a periodic assessment taking into consideration factors such as the nature of the business, interactions with Government Officials, third parties, country risk, and any new acquisitions or joint ventures.

INTERNAL AUDIT

Periodically, Internal Audit examines the design and operating effectiveness of controls under the anti-corruption policy and programs at the parent company and/or its various subsidiaries or SIMs. The timing and frequency of such audits is determined by the Company's risk assessment.

TRAINING

Periodically, you will receive training and targeted training based on your role on this important area. Be sure to complete any such training promptly with complete attention. Training is an important aspect of the Franklin Anti-Corruption Program and will provide guidance on key aspects of this Policy, such as identifying and reporting bribes.

EXCEPTIONS TO THE POLICY

Covered employees will submit any exceptions to this Policy with a documented rational to Compliance for review and approval.

Edit Log

Initially effective as of: April 1, 2009

Amended as of: July 1, 2011

Amended as of: July 12, 2013

Amended as of: June 1, 2014

Amended as of: December 26, 2014

Amended as of: August 1, 2017

Amended as of: March 22, 2018

Amended as of: November 7, 2019

Amended as of: July 31, 2020

Amended as of: September 8, 2020

Amended as of: July 1, 2021

Amended as of: October 26, 2021

APPENDIX A

FCPA

The FCPA is a U.S. criminal statute that prohibits authorizing, giving, promising to give, or offering anything of value, directly or indirectly, to a foreign Government Official corruptly to influence the official to obtain or retain business or any improper advantage.

The FCPA applies to the conduct of the Company and Covered Persons anywhere in the world. More specifically, the FCPA prohibits:

•paying, offering or promising to pay, or authorizing the payment;

•of money or anything of value (including gifts, meals, and entertainment);

•to a foreign Government Official, political party or official thereof, or candidate for political office;

•directly, or indirectly through a Third Party;

•corruptly, which means to induce the recipient to misuse his or her official position or to obtain an improper advantage;

•in connection with the Company's business.

Notwithstanding that the FCPA covers foreign Government Officials, this Policy applies to any Government Official ("GO"), including any local, state or federal U.S. government official.

UKBA

Certain of the Company's subsidiaries and affiliates and related personnel and Third Party representatives are also covered by the Bribery Act. Like the FCPA, the Bribery Act prohibits giving things of value to Government Officials, but is more extensive than the FCPA in that the Bribery Act also covers dealings with private parties (for example, corporate pension fund officials, employees of distributors of investment products such as Franklin Templeton Funds, and vendors). The Bribery Act also prohibits the solicitation or acceptance of a bribe. Accordingly, this Policy extends both to dealings with government officials and to dealings with private parties, and prohibits either giving or receiving a bribe.

APPENDIX B

Participation in the Public Bidding Process in Brazil

The Franklin Resources Inc., Anti-Corruption Policy (the "Policy") is supplemented by this Appendix D in compliance with the Brazil Clean Companies Act (the "Act").

This Appendix applies to i) all entities within the Company that participate in the public bidding process in Brazil; and ii) all stages of the public bidding process, including the initial invitation to participate; the RFP (request for proposal) process; negotiation and execution of the investment management contract and the actual implementation of the investment contract itself.

The Company shall comply with the terms of the Act in connection with its public bidding participation to ensure that its participation is fair, competitive and free from corruption. In addition to the prohibitions and obligations set forth in the Policy, no Franklin Templeton Investment company shall provide anything of value to any individual or entity in order to gain an unfair advantage during a bidding process in Brazil.

To that end, the following activities are expressly prohibited:

a.committing fraud or hindering the competitive nature of a public request for bids, either directly or indirectly.

b.preventing, hindering, or committing fraud with respect to, the public request for bid process;

c.committing fraud with respect to a public request for bid[s] or a contract derived therefrom;

d.fraudulently or improperly creating a legal entity in order to participate in a public request for bid[s] or to enter into an administrative contract;

e.fraudulently obtaining an improper advantage or benefit, such as modifications or extensions in contracts entered into with the public administration, that is not authorized by law, the terms of the invitation to a public request for bid[s], or the respective contractual documents; and

f.manipulating or committing fraud with respect to the economic and financial terms of the contracts entered into with the public administration in Brazil.

Although not specifically defined by the Act, by way of example, an unfair advantage may include:

1.postponement of deadlines;

2.exemptions from requirements not otherwise permitted by local law;

3.receipt of confidential information; and/or

4.re-negotiation of terms after the receipt of all sealed bids, contrary to bidding procedures.

Covered Persons who become aware of a violation of this Appendix shall immediately inform Compliance setting forth the details of the violation. Questions may be emailed to AntiCorruption@franklintempleton.com or contact your local Brazilian Compliance or Legal Department.

APPENDIX C

Addendum for Korea Anti-Corruption Law

The Franklin Resources Anti-Corruption Policy is supplemented by this Appendix in compliance with a new Korean Anti-Bribery legislation entitled "Act on the Prohibition of Improper Solicitation and Provision/Receipt of Money and Valuables" ("Act") which was passed by the Korea National Assembly and went into effect in September 2016. This Appendix applies to all individuals within the Company engaging in business in Korea or with Korean individuals/entities.

The Act is expected to significantly impact business activities in Korea involving national and local governments, quasi-government institutions, public and private educational institutions, and media companies by: 1) expanding the definition of public/Government Officials and others subject to regulation; 2) prohibiting improper solicitations to public/Government Officials regardless of whether such improper solicitation is accompanied by an offer to pay or payment of money or a thing of value; 3) setting relatively low ceilings on gifts, entertainment or other valuables that can be provided to public/Government Officials under exceptional situations stipulated under the Act; and 4) extending the prohibition relating to gifts, entertainment or other valuables to the spouses of public/Government Officials if offered or provided in connection with the public/Government Official's duties.

Below we set forth some of the specifics where there are differences between the Franklin Resources Anti-Corruption Policy and the Act. Franklin employees who engage in business in Korea and/or with Korean public/Government Officials globally will need to comply with the more restrictive practices required by the Act.

The Act expands the definition of public/Government Official. In addition to those individuals who are considered Government Officials under the Franklin Resources Anti-Corruption Policy, the Act also deems the employees of private schools and kindergartens, members of the media which are registered under relevant Korean laws, and "civilians who perform public functions according to relevant Korean laws" to be public/Government Officials. The Act prohibits improper solicitations to public/Government Officials.

This provision establishes an expansive definition of prohibited and culpable conduct. Unlike the FCPA and other similar Anti-Corruption laws, the Act prohibits giving money or anything of value to public/Government Officials above certain thresholds, even if there is no improper solicitation or corrupt purpose.

There are specific monetary thresholds that are set forth in the Act. The Act imposes criminal liability on giving to a public/Government Official, and a public/Government Official receiving, money or other benefits exceeding KRW1 million (approximately US$900) in a single occasion or exceeding an aggregate KRW3 million (approximately US$2,700) in a one-year period, regardless of a link to the public official's duties. These are hard limits that cannot be exceeded. The prohibition is extended to a public/Government Official's spouse if there is a link to the public/Government Official's duties.

KRW30,000 (approximately US$27) for food and drink per occurrence

•This threshold is applicable only in cases where the activities are needed to smoothly perform the duties or permitted by social rules. Otherwise, this threshold is not available.

•the amount spent will not be included in the annual aggregate

KRW3 million cap • KRW50,000 (approximately US$45) for gifts

•This threshold is applicable only in cases where the activities are needed to smoothly perform the duties or permitted by social rules. Otherwise, this threshold is not available.

•This limitation has an exception for "Agricultural/Fishery Products" by permitting up to a limit of KRW 100,000.

•The amount spent will not be included in the annual aggregate KRW3 million cap

KRW50,000 (approximately US$45) for weddings and funerals.

•You must adhere to the monetary threshold per occasion.

•Note that the offering of flowers as form of condolence or congratulatory gift is subject to a limit of KRW 100,000

•The amount spent will not be included in the annual aggregate KRW3 million cap.

With respect to the "RFP Season" Franklin Templeton employees are prohibited from providing any gifts or entertainment to a Korean public/Government Officials.

With respect to Franklin Templeton sponsored ICP/Due Diligence events and extended trainings pursuant to an investment management agreement where the per occurrence monetary threshold is exceeded, the Act will prohibit Franklin Templeton employees from hosting Korean public/Government Officials at these events unless airfare/accommodations incurred by the public/Government Officials is paid for by the public/government officials.

While the Franklin Resources Anti-Corruption Policy is a global policy, it is also imperative that we comply with local laws and regulations in the jurisdictions in which we conduct business, hence it is important for those conducting business in Korea or with Korean Government Officials to adhere to the more restrictive of the requirements/thresholds set forth in the body of this Policy or in this Appendix.

Questions relating to this Appendix may be emailed to AntiCorruption@franklintempleton.com or contact your local Korea Compliance or Legal Department.

APPENDIX D

Addendum for Mexico Anti-Corruption Laws

The Franklin Resources Inc., Anti-Corruption Policy (the "Policy") is supplemented by this Appendix in order to comply with certain provisions of Mexican law, as described below.

Capitalized terms used but not otherwise defined in this Appendix F shall have the meanings ascribed to the same in the Policy.

This Appendix F supplements, but not amends nor restates, the Policy. Accordingly, the Policy should be observed in its entirety in the Mexico operations of the Company as supplemented by the provisions hereof.

1.Mexican Legal Framework

The General Administrative Liabilities Act (Ley General de Responsabilidades Administrativas or the "Mexican Anticorruption Law"), approved by the Mexican Congress on July 18, 2016; the Federal Criminal Code (C÷digo Penal Federal) and the criminal codes and anticorruption laws of the 31 States and Mexico City, comprising the Mexican Republic, contain rules that make it illegal to give or offer anything of value to a Government Official in exchange for an undue advantage, that may require that such Government Official to do or refrain from doing something.

Under Mexican law, liability may be imposed on private parties (including legal entities or corporations) engaged in corrupt acts, thus resulting in criminal liability (that is prison, in the case of individuals), fines, prohibition from participation in a public procurement process and the payment of the damages if the corrupt acts are made on behalf of or for the benefit of such entity. Therefore, the Company and the Covered Persons shall comply with the following prohibitions and restrictions:

a.Facilitating Payments

Facilitating payments are not permissible in the Mexican operations of the Company.

b.Hiring Former Government Officials

Private parties may incur in liability under the Mexican Anticorruption Law if i) they hire or engage persons who served as public officers within the immediately preceding year and ii) such persons use material non-public information obtained in the performance of their duties as public officers to obtain a competitive advantage. This conduct is called "misappropriation of non-public information".

In order to avoid incurring liability while engaging a person who served as a Government Official, the Company must take appropriate measures to identify candidates that served as public officers within the immediately preceding year. These measures include, but are not limited to the following:

(i)clarify whether the individual's position at the Company would be significantly different to the one he/she had in public office;

(ii)determine the connection between the Company and the public office where the individual served and the kind of tasks that he/she had while in office

(iii)(iii) determine the individual's access to non-public information while in office and potential conflicts of interest.

c.Gifts to Government Officials

Making gifts to Government Officials is not illegal as long as no quid pro quo exists (i.e., provided that such gift is not given in exchange for something). Government Officials, however, are statutorily required to declare such gifts and turn them over to an office within the government that is responsible for managing and selling the property received. Therefore, even though the Annual Gift Limit is not surpassed, Covered Persons shall ensure that any particular gift is not considered as a bribe; in other words, the gift should not be understood as being offered to influence the Government Official to do something, or refrain from doing something within his/her power, or to use his/her influence on another public officer, with the purpose of obtaining an illegal advantage or benefit.

In all instances, gifts should be of nominal value and within the limits set forth in the Policy. Also, please note that certain Mexican government agencies may have internal directives requiring that all officers turn down gifts.

d.Participation in public tenders

The Mexican Anticorruption Law, as well as the competition laws and the Federal Criminal Code punish collusion in public tenders. Collusion occurs when a company, either directly or through intermediaries, agrees to enter into or enters into an understanding with other private parties to obtain an illegal advantage or benefit in a public tender process, or if it engages in arrangements with competitors if the same result in harm to the public finance. In order to avoid such situation, Covered Persons must avoid:

•Discussing (especially with competitors) the participation or positions of the Company in public tenders with any person outside of the Company;

•Accepting any kind of offer by a competitor in connection with the participation (or the decision not to participate) of the Company in a tender offer;

•Agreeing, in any way, to the terms of the participation of the Company in a public bid with any person.

In addition to the provisions of the Mexican Anticorruption Law and the Criminal Law, please note that sharing information with competitors, as well as manipulating a tender offer is a punishable conduct pursuant to the Mexican Federal Competition Act which may result in significant fines and even criminal liability.

APPENDIX D

Compliance and Ethics Hotlines

Consistent with our commitment to the Franklin Resources, Inc. Code of Ethics and Business Conduct (the "Franklin Code of Ethics"), Franklin Resources, Inc., the parent company of various subsidiaries operating as Franklin Templeton, has established a company-wide Compliance and Ethics Hotline that is accessible to all U.S. and Non-U.S. employees of Franklin.

The Franklin, Templeton and Mutual Series Funds have also created a separate Funds' Compliance Hotline that is accessible to all U.S. and Non-U.S. employees.

Our Operating Principles Are Our Guide

Franklin Resources, Inc., the parent company of the various subsidiaries operating worldwide as Franklin Templeton ("Franklin"), requires all of its U.S. and Non-U.S. officers, directors and employees to conduct themselves in a lawful, honest and ethical manner in all our business practices. The Franklin Resources, Inc. Code of Ethics is provided to all officers, directors and employees and sets forth a set of values and standards which all employees worldwide are responsible for understanding and following.

Each of the U.S. registered Franklin, Templeton and Mutual Series Funds, including all open- end and closed-end investment companies ("Funds"), has adopted a Code of Ethics designed to deter wrongdoing and to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that a Fund files with, or submits to, the Securities and Exchange Commission ("SEC"); (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and (5) accountability for adherence to the Code.

If there is anything in the Franklin Code of Ethics or the Funds' Codes of Ethics that you do not understand, discuss the situation with your supervisor, manager or the Human Resources Department.

The law requires that Franklin and certain Funds have in place procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. If you observe possible unethical, improper or illegal conduct or have complaints concerning accounting, internal accounting controls or auditing matters with respect to Franklin or the Funds, and prefer to remain anonymous, you are encouraged to call the Compliance Hotlines. If the matter relates to Franklin, you should call the Franklin Compliance and Ethics Hotline at 1-800-636-6592. If the matter relates to the Funds, you should call the Funds' Compliance Hotline at 1-866-678-8852. Each Hotline is available 24 hours a day, seven days a week, and all calls are toll-free. Non- U.S. employees (other than employees based in the European Union) may access the Franklin Compliance and Ethics Hotline by either using the applicable AT&T access code and then calling 1-800-636-6592 or by making a collect call to 1-704-556-7046. Employees based in the European Union may access the Franklin Compliance and Ethics Hotline by using the applicable AT&T access code and then calling 1-800-648-7932. Non-U.S. employees may access the Funds' Compliance Hotline by using the applicable AT&T access code and then calling 1-866-678-8852.

What Is The Franklin Compliance And Ethics Hotline?

The Franklin Compliance and Ethics Hotline is an additional tool for employees who have ethical issues or concerns or complaints concerning accounting, internal accounting controls or auditing matters with respect to Franklin Resources, Inc. and its subsidiaries. Employees may call this toll-free service 24 hours a day, seven days a week to report information about possible violations of our Code of Ethics, the law, or government regulations, and/or to submit their complaints concerning accounting, internal accounting controls or auditing matters. The call is answered by a trained communication specialist who is employed by an outside organization.

What Is The Funds' Compliance Hotline?

The Funds' Compliance Hotline allows employees who have ethical issues or concerns or complaints concerning accounting, internal accounting controls or auditing matters with respect to the Franklin, Templeton and Mutual Series Funds to report information about possible violations of the Funds' Codes of Ethics, the law, or government regulations, and/or to submit their complaints concerning accounting, internal accounting controls or auditing matters relating to the Funds. The call is also toll-free and available 24 hours a day, seven days a week, and answered by a trained communication specialist who is employed by an outside organization.

What Kinds Of Violations Should I Report?

Any time you witness or suspect a violation of the Franklin Code of Ethics, the Funds' Codes of Ethics or of the law, or have a complaint concerning accounting, internal accounting controls or auditing matters, it is your responsibility to report the concern to your supervisor or Human Resources. If you are uncomfortable doing this, calling either the Franklin Compliance and Ethics Hotline or the Funds' Compliance Hotline is an available alternative.

Examples of areas of concern where it would be appropriate for non-European Union employees to submit a report to the Franklin Compliance and Ethics Hotline may include unethical, improper or illegal conduct relating to:

•Accounting, Internal Accounting Controls and Auditing Matters

•Confidentiality

•Conflicts of Interest

•Gifts and Entertainment

•Insider Trading

•Compliance with Laws and Regulations

•Financial Reporting

•Ownership of Intellectual Property

•Outside Employment

•Workplace Safety

•Political Contributions

Examples of areas of concern where it would be appropriate for employees based in the European Union to submit a report to the Franklin Compliance and Ethics Hotline may include unethical, improper or illegal conduct relating to:

•Accounting, Internal Accounting Controls and Auditing Matters

•Gifts and Entertainment

•Insider Trading

•Financial Reporting

Note that European Union regulations restrict the list of permitted allegations.

Examples of areas of concern where it would be appropriate to submit a report to the Funds' Compliance Hotline may include unethical, improper or illegal conduct relating to:

•Accounting, Internal Accounting Controls and Auditing Matters

•Confidentiality

•Conflicts of Interest

•Insider or Improper Trading in Fund Shares or Portfolio Securities

•Compliance with Laws and Regulations

•Financial Reporting

What Happens When I Call The Compliance Hotlines?

A trained communication specialist who is employed by an outside organization, not by Franklin, answers your Hotline call. The communication specialist takes notes as you describe your concern, and may ask for more information. At the end of the call, you are given an identification number and a specific date to call back to check on the status of your concern.

Do I Have To Give My Name When I Call?

Although you are encouraged to give your name to help in the investigation process, you may make a report without identifying yourself.

What Happens After I Call?

The communication specialist creates a report based on the information you provide. If the matter relates to Franklin, the report is forwarded to the Audit Committee of Franklin, which consists of independent members of Franklin's Board of Directors, for review, investigation, and when appropriate, corrective action. If the matter relates to a Franklin, Templeton or Mutual Series Fund, the report is forwarded to the Audit Committee of the Fund, which consists of independent members of the Fund's Board of Directors or Trustees, for review, investigation, and when appropriate, corrective action. The results of the investigation will be provided to the communication specialist so he or she may give you additional information during your follow-up call.

Will There Be Retaliation For Making The Report?

No. By law, the Company may not discharge, demote, suspend, threaten, harass, or in any other manner discriminate against an employee in the terms and conditions of employment because of any lawful act done by the employee to provide information or otherwise assist in an investigation regarding any conduct that the employee reasonably believes constitutes a violation of any rule or regulation of the SEC or any provision of Federal law relating to fraud against shareholders when the information or assistance is provided to or the investigation is conducted, by, among others, a person(s) working for the Company with the authority to investigate, discover or terminate misconduct. To encourage employees to report violations of illegal or unethical conduct, the Company will not allow action to be taken against an employee who has made a report under this section in good faith.

Franklin Compliance and Ethics Hotline

Call Toll-Free, 24 hours a day, seven days a week

Toll Free No.: 1-800-636-6592

For International Callers (other than callers based in the European Union):

Please use the applicable AT&T Access Code when dialing the toll free number 1-800-636- 6592, or call collect at: 1-704-556-7046.

For International Callers based in the European Union:

Please use the applicable AT&T Access Code when dialing the toll free number 1-800-648- 7932.

Funds' Compliance Hotline

Call Toll-Free, 24 hours a day, seven days a week Toll Free No.: 1-866-678-8852

For International Callers:

Please use the applicable AT&T Access Code when dialing the toll free number.

ITEM 6

INSIDE INFORMATION POLICY

Inside Information

Policy

Federal and state securities laws prohibit BGIM employees from engaging in securities transactions for both themselves or for others (such as clients) based on "Inside Information", as defined below. These laws also prohibit employees from disseminating ("tipping") Inside Information to others who may use that knowledge to trade securities. It is the policy of BGIM to prohibit the misuse of Inside Information by employees. These prohibitions apply to all employees and extend to activities both within and outside of their duties at BGIM.

Definitions

For purposes of this policy, "Inside Information" means (i) material non-public information about an issuer's activities or securities that has not been disclosed to the public (such information can come from an "insider" of the issuer, such as an officer, director, or controlling shareholder), or (ii) material non-public information that affects the market for an issuer's securities but which comes from sources outside the issuer (such as knowledge of an impending tender offer).

Information is "Material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of an issuer's securities. Possible types of material non- public information include, but are not limited to::

ξinformation that pertains to or affects the market for a particular issuer's securities;

ξincreases or decreases in dividends;

ξdeclarations of stock splits and stock dividends;

ξfinancial announcements including periodic results and forecasts, especially earnings releases and estimates of earnings;

ξchanges in previously disclosed financial information;

ξmergers, acquisitions or takeovers;

ξproposed issuances of new securities;

ξsignificant changes in operations;

ξsignificant increases or declines in backlog orders or the award or loss of a significant contract;

ξresults of clinical trials and/or other testing;

ξsignificant new products to be introduced or significant discoveries of oil and gas, minerals or the like;

ξextraordinary borrowings; major litigation (civil or criminal);

ξfinancial liquidity problems;

ξsignificant changes in management;

ξthe purchase or sale of substantial assets;

ξand significant regulatory actions.

June 2017

Information may also be Material if it relates to the market for an issuer's securities. This may include information about significant trades to be effected, by BGIM or by other market participants, for an issuer's securities. This knowledge can be used to take advantage of price movements in the market that may be caused by the buying or selling of a security.

Information is considered "Non-Public" if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group.

In the past, information has been deemed to be publicly disclosed if it was found on a website or in a report filed with the SEC, or it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation. Public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers; or via a telephone call-in service for investors. Note that disclosure to Standard and Poor's and Moody's alone may not suffice.

Possessing Inside Information

Employees should exercise caution in circumstances in which the potential exists to receive Inside Information. When obtaining material information about an issuer in discussions with insiders of a company (e.g., in meetings with company management) or in discussions with securities analysts, employees should determine whether the information learned has already been disseminated through public channels.

Any employee who believes that he or she has come into possession of Inside Information must notify the CCO immediately of this fact and the employee should refrain from disclosing this information to anyone else, unless specifically advised to the contrary. The employee may neither trade, nor cause BGIM to trade on behalf of its clients, based on such information.

The CCO will take whatever action he deems reasonably necessary to determine whether the employee is in possession of Inside Information. If the CCO determines that the employee is in possession of Inside Information, the following actions may be taken if necessary:

(i)place the issuer on a "Watch List" and restrict the flow of Inside Information to allow BGIM's investment personnel and traders, who do not come into possession of the information, to continue their ordinary investment activities; or

(ii)place the issuer in question on the firm's "Restricted List", which sets forth the securities in which client, employee or proprietary transactions are prohibited, until such time as the Inside information is no longer considered Non-Public.

Pooled Investment Vehicles - Selective Disclosure

As an adviser and sub-adviser to pooled investment vehicles, BGIM and its employees may have access to Inside Information with respect to fund investors, holdings, or events that could impact the value of investments. BGIM and its employees are prohibited from disclosing to anyone, including select clients

June 2017	2

or investors, Inside Information about other clients and investors, account holdings, or events that could impact the value of investments.

Penalties for Violations

Penalties for trading on or communicating Inside Information are severe, both for individuals involved in such unlawful conduct and BGIM. An employee may be subject to some or all of the penalties below even if the employee does not personally benefit from the violation. Penalties may include:

(i)Civil injunction;

(ii)Disgorgement of profits;

(iii)Permanent bar from the securities industry;

(iv)Jail sentence;

(v)Fine for the violator of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

(vi)Fines for BGIM or other controlling persons of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition to penalties provided by law, any violation of BGIM policies and procedures may result in disciplinary action including, but not limited to, a fine, suspension of employment (with or without pay), or termination of employment.

Recordkeeping

BGIM will maintain all appropriate records and information regarding "Inside Information" and "insider trading," including records maintained pursuant to Rule 204A-1 (the Code of Ethics Rule).

June 2017	3

ITEM 7

OUTSIDE BUSINESS ACTIVITY POLICY

Outside Business Activity

Policy

It is the policy of Brandywine Global to ensure that employees avoid any activities, interests or associations outside of Brandywine Global that could interfere with the employee's ability to act in the best interest of Brandywine Global and its clients or the employee's ability to perform his or her work for Brandywine Global and its clients objectively and effectively.

No employee may engage in an outside business activity without prior written approval of the CCO. Requests for pre-approval of any Outside Business Activity shall be submitted to the CCO on the attached "Outside Business Activity Request Form".

Definition of Outside Business Activity

An outside business activity ("Outside Business Activity") includes:

1.serving as a director, officer or partner of another entity;

2.serving as a member of a Board of Directors;

3.serving as a trustee, executor or power of attorney for someone other than a family member;

4.becoming employed by any other person or entity; or

5.receiving compensation through the conduct of a trade or business that you operate directly (self-employment).

Outside Directorships

No employee may serve on the board of directors of a publicly-held company absent prior written approval by the Brandywine Global CCO and the General Counsel of Franklin Resources, Inc. This approval will only be granted in extraordinary circumstances.

If granted, the employee will be isolated, through informational barriers or other procedures established by Brandywine Global, from making decisions related to the issuer on whose board the employee sits.

Other Corporate or Fiduciary Positions

No employee may serve as a director of a privately-held company, the general partner to a limited partnership, the managing member of a limited liability company, the trustee of a trust (for someone other than a family member), or the executor of an estate (for someone other than a family member) unless the employee receives prior written approval from the Compliance Committee and the Investment Committee.

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In evaluating whether to grant such a request, Brandywine Global will consider, among other factors:

1.whether the company is (or could become) an appropriate investment opportunity for Brandywine Global's clients, and

2.the likelihood that the company may go public in the foreseeable future.

Such approval typically will not be granted if it would cause Brandywine Global to be deemed to have custody of assets unless the employee serves in such capacity solely as a result of a family relationship. No employee will be allowed to accept payment for acting in any such capacity if Brandywine Global is also paid to manage the account.

An employee who is permitted to serve as a director of a private company may not be the sole employee responsible for making investment decisions on behalf of Brandywine Global regarding a Brandywine Global client investment in the private company.

Further, if the company considers going public during the employee's term as director, the employee must resign his or her directorship as soon as practicable after the employee learns that the company is considering going public, and in any case prior to the date on which the securities are priced in an IPO.

Franklin Distributors, LLC Registered Representatives

Special prohibitions or reporting requirements may apply with regard to Outside Business Activity requests by Brandywine Global employees who are registered representatives of Franklin Distributors, LLC ("FD, LLC"). Employees should seek guidance from their FD, LLC Designated Supervisor (Series 24) at Brandywine Global at the time of requesting prior approval of an Outside Business Activity. All Brandywine Global employees who are registered representatives of FD, LLC must also comply with any then-existing FD, LLC policy regarding Outside Business Activities (a copy of any relevant policy will be available on the Compliance & Legal intranet site).

Recordkeeping

Brandywine Global will maintain any documents evidencing the approval of any outside business activity.

December 2021	2

Outside Business Activity Request Form

Name:
Department:		Manager Name:

1.	Name and Location of Organization:

2.	Start Date:	End Date (if known):

3.	Title at Organization:
4.	Approximate Hours a week:	Will you work during BGIM hours?	Yes	No

5.Compensation arrangements:

6.Description of Duties:

7.	Will you be providing investment advice?			Yes	No
8.	Will you have the opportunity to recommend BGIM (or affiliate) as investment manager for the organization?
				Yes	No
9.	Is this organization:
	a.	A current client of BGIM	Yes	No
	b.	A former client of BGIM (past 5 years)	Yes	No
	c.	A prospective client of BGIM (past 12 months)	Yes	No
	d.	Securities-Related	Yes	No
	e.	Publicly Traded	Yes	No
	f.	Taft-Hartley Union	Yes	No
	g.	Charitable/Service Organization	Yes	No

h.Other (please describe):

10.Are you aware of any conflict of interests (either actual or potential) between your proposed Outside Business

Activity and BGIM or any client(s)?	Yes	No
If "Yes", please describe:

11. Are you a registered representative of Franklin Distributors, LLC?	Yes	No
Employee Signature:	Date:

December 2021

* * * * * * * * * * * * * * * * * * *

To be completed by Employee's Manager:

	Approved	Denied
Manager Signature:		Date:

Printed Name:

* * * * * * * * * * * * * * * * * * *

To be completed by the Chief Compliance Officer (CCO):

1.	Does this Outside Business Activity present a conflict, or potential conflict, with any BGIM client?
	Yes	No
2.	Is there any other reason why this Outside Business Activity should be denied?
	Yes	No

	Approved	Denied
CCO Signature:		Date:
Printed Name:
December 2021	2

ITEM 8

POLITICAL CONTRIBUTION POLICY

Political Contributions

Policy

Rule 206(4)-5 (the "Rule") under the Adviser's Act governs the making, coordinating or soliciting of political contributions that could influence the hiring or retention of Brandywine Global as an investment manager of a state or municipal government entity. While Brandywine Global respects employees' right to make political contributions, a violation of the Rule or this policy could cause Brandywine Global to provide services without compensation, bar Brandywine Global from doing business, force Brandywine Global to resign from an existing mandate or subject Brandywine Global to fines or penalties for non-compliance. In order to ensure compliance with the Rule, Brandywine Global has adopted the below policies and procedures.

"Political Contribution" Defined

For purposes of this policy, "Political Contribution" means anything of value (including any donation, payment, gift, subscription, loan, advance or deposit of money) given by Brandywine Global, an employee or the employee's spouse (for purposes of this policy, spouse includes an employee's "domestic partner" as defined in Brandywine Global 's policies regarding employee benefits):

(i)for the purpose of influencing any federal, state or local election;

(ii)to pay debt incurred in connection with any federal, state or local election; or

(iii)to pay transition or inaugural expenses of a successful candidate for state or local office.

By way of example, Political Contributions governed by this policy include (but are not necessarily limited to) contributions to:

∙political candidates

∙successful candidates

∙incumbent political officeholders

∙election committees

∙Political Action Committees ("PACs")

∙state political parties

∙local political parties

Pre-Approval

All Political Contributions proposed to be made by Brandywine Global, employees or their spouses must be submitted to Brandywine Global Regulatory Compliance via the attached Political Contribution Pre-Approval Form and approved in advance by the Director - Head of Business Development and Relationship Management U.S. as well as the CCO.

December 2021

Approval

For contributions proposed to be made to an incumbent, candidate or successful candidate for a state or local government, only those contributions meeting the de minimus exception of the Rule will be approved.

Prohibited Conduct

No Brandywine Global employee may:

(i)coordinate (or solicit any person or PAC to make) any Political Contribution to an official of a government entity to which Brandywine Global is providing (or seeking to provide) services;

(ii)coordinate (or solicit any person or PAC to make) any payment to a political party of a state or locality where Brandywine Global is providing (or seeking to provide) services to a government entity.

Indirect Violations

Neither the Firm, nor any employee, may do anything indirectly which, if done directly, would result in a violation of this policy.

New Employees

In advance of becoming an employee of the Firm, all candidates for employment with Brandywine Global must disclose in writing all Political Contributions made by either the candidate or a candidate's spouse during the preceding two years.

Franklin Distributors, LLC Registered Representatives

All Brandywine Global employees who are registered representatives of Franklin Distributors, LLC ("FD, LLC") must also comply with any then-existing FD, LLC policy regarding political contributions. Upon receipt of a request for pre-approval of a Political Contribution, Brandywine Global Regulatory Compliance will consult with the appropriate FD, LLC representative.

New Clients

If requested by a member of Global Distribution & Client Service, in advance of accepting a government entity as a client, Brandywine Global Regulatory Compliance will review records of contributions made within two years prior to the date of acceptance of the account to determine whether any Political Contributions have been made that could have the effect of prohibiting Brandywine Global from receiving compensation from the client.

Confidentiality

Brandywine Global respects the rights of its employees to lawfully contribute to the political process and will endeavor to keep the information provided in accordance with this policy confidential, subject however to the rights of inspection of all regulatory and licensing bodies, or as

December 2021	2

any disclosure may become necessary or advisable in the operation of Brandywine Global, including disclosures at the request of government entity clients, prospects or their investment consultants (or other fiduciaries acting for or on behalf of a government entity).

Violations

If any employee becomes aware of, or suspects, a violation of this Political Contributions policy, the employee must immediately notify the CCO. In the event an employee makes a Political Contribution in violation of this policy, the employee agrees to take all available corrective steps requested by Brandywine Global to prevent the forfeiture of investment management fees, including actively seeking the return of the Political Contribution.

Sanctions

The Compliance Committee may impose sanctions or take other action against an employee who violates this policy. Possible sanctions or actions may include, but are not limited to, verbal warning, letter of reprimand, fine, denial of promotion, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment.

Recordkeeping

Brandywine Global Regulatory Compliance will maintain the following records in the administration of this policy:

∙A list of all "Covered Associates" (as defined in the Rule) and their title, business and home addresses;

∙All Political Contributions made by Brandywine Global, employees and their spouses/spousal equivalents;

∙All "Government Entities" (as defined in the Rule) to which Brandywine Global has provided advisory services in the past five years;

∙The names and business addresses of any referral agents or solicitors retained by Brandywine Global to solicit Government Entities on its behalf;

∙All Government Entities that invested in Covered Investment Pools (as defined in the Rule) to which Brandywine Global has provided advisory services. Brandywine Global does not ordinarily have access to the investors in Covered Investment Pools it manages for third parties (such as 1940 Act mutual funds for which it serves as a sub-adviser), so Brandywine Global must obtain such information from each fund in order to keep required records. Brandywine Global will take reasonable measures to request data or certifications from such funds, but is reliant on those external parties for accurate and timely provision of information.

December 2021	3

Political Contribution Pre-Approval Form

Name:

Department:Date:

1.Amount of proposed contribution ($):

2.Name of recipient (i.e. official, candidate, election committee):

3.Office that candidate is seeking (including jurisdiction):

4.Does the candidate/official currently hold office?

Yes	No

If yes, describe the office the candidate/official currently holds:

5.Name of individual/entity soliciting the contribution, if any:

6.Has employee made prior contributions to this candidate/official?

Yes	No

If yes, please provide date(s) and amount(s) or prior contributions:

7. Can employee vote for this candidate?

Yes	No

8.Does the employee believe the recipient is a political official with the power to influence or control the investment of a Government Entity?

Yes	No

If yes, please provide an explanation:

9.Does the employee believe the recipient, if elected, will be a political official with the power to influence or control the investment of a Government Entity?

Yes	No

If yes, please provide an explanation:

Employee Signature	Date

Note: A request by an employee to make a political contribution will be reviewed by the Brandywine

Global Legal and Compliance Department for compliance only with: (i) Rule 206(4)-5 under the Adviser's Act; and (ii) Brandywine Global's Political Contributions Policy. The Brandywine Global Legal and Compliance Department does not provide employees with personal legal advice regarding whether their personal political contributions otherwise comply with federal, state or local election laws or regulations. It is the personal responsibility of each employee to consult with his or her personal legal counsel to ensure that any approved contribution complies with federal, state or local election laws and regulations governing the employee.

To Be Completed By Compliance:

1. Is this employee a "Covered Associate"?

Yes	No

To Be Completed By Director - Head of Business Development and Relationship Management U.S.:

1. Does this candidate/official have any relationship with a current client or prospect of Brandywine

Global?
Yes	No

2. If yes, do you have any reason to believe that this contribution could result in the disgorgement of management fees?
Yes	No
If yes, please provide an explanation:

	Approved	Denied
Director - Head of Business Development and Relationship	Date
Management U.S. Signature
Chief Compliance Officer Signature	Date

5